UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ATWOOD OCEANICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ATWOOD OCEANICS, INC.

15835 Park Ten Place Drive

Houston, Texas 77084

January 7, 2013

Dear Shareholder:

You are cordially invited to join us for our 2013 Annual Meeting of Shareholders to be held on Thursday, February 14, 2013 at 10:00 A.M., Houston Time, at the principal executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084.

The materials following this letter include the formal Notice of Annual Meeting of Shareholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, which includes the election of seven members of our Board of Directors to serve one-year terms, an advisory, non-binding resolution to approve our executive compensation for fiscal year 2012, the approval of our 2013 Long-Term Incentive Plan, the approval of the amendment and restatement of our Certificate of Formation which, among other things, removes the requirement that our Board of Directors be fixed at seven members, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2013 fiscal year. At the Annual Meeting, we will also report on industry matters of current interest to our shareholders, and you will have an opportunity to ask questions following the completion of business.

It is important that your shares be represented. Regardless of whether you plan to attend the meeting in person, please take a moment now to vote your proxy over the Internet, by telephone, or, if printed proxy materials are mailed to you, by completing and signing the form of proxy and promptly returning it in the envelope provided. The Notice of Annual Meeting of Shareholders on the following page includes instructions on how to vote your shares.

The officers and directors of Atwood Oceanics, Inc. appreciate and encourage shareholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Saltiel

President and Chief Executive Officer

ATWOOD OCEANICS, INC.

15835 PARK TEN PLACE DRIVE

HOUSTON, TEXAS 77084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Thursday, February 14, 2013

TIME	10:00 A.M., Houston Time

PLACE	15835 Park Ten Place Drive

Houston, Texas 77084

ITEMS OF BUSINESS	1.	To elect the seven members of our Board of Directors specified in the accompanying proxy statement to serve one-year terms.

2.	To approve, by a shareholder non-binding advisory vote, the compensation of our named executive officers.

3.	To approve our 2013 Long-Term Incentive Plan.

4.	To approve the amendment and restatement of our Certificate of Formation which, among other things, removes the requirement that our Board of Directors be fixed at seven members.

5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2013.

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

RECORD DATE	You may vote, in person or by proxy, at the Annual Meeting if you were a holder of record of our common stock at the close of business on December 18, 2012.

VOTING BY PROXY	In order to avoid additional soliciting expense to us, please vote your proxy as soon as possible, even if you plan to attend the meeting. Shareholders of record can vote by one of the following methods:

1.	Call 1-800-690-6903 to vote by telephone;

2.	Go to www.proxyvote.com to vote over the Internet; or

3.	MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE

SHAREHOLDERS MEETING TO BE HELD ON FEBRUARY 14, 2013.

A COPY OF THE PROXY STATEMENT, A FORM OF PROXY, AND THE ATWOOD

OCEANICS, INC. 2012 ANNUAL REPORT TO SHAREHOLDERS ARE

AVAILABLE AT www.proxyvote.com.

By Order of the Board of Directors

Walter A. Baker

Corporate Secretary

January 7, 2013

2013 ANNUAL MEETING OF SHAREHOLDERS

ATWOOD OCEANICS, INC.

PROXY STATEMENT

This proxy statement relates to the solicitation of proxies by the Board of Directors of Atwood Oceanics, Inc. for use at the 2013 Annual Meeting of Shareholders to be held on February 14, 2013 at 10:00 A.M., Houston Time, at our principal executive offices, 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments or postponements thereof. This proxy statement contains information about the items being voted on at the Annual Meeting. Please read it carefully.

This proxy statement, a form of proxy and voting instructions are expected to be mailed on or about January 7, 2013. Our 2012 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended September 30, 2012, is expected to be mailed at the same time. The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

Our principal executive office is located at 15835 Park Ten Place Drive, Houston, Texas 77084, our telephone number is (281) 749-7800 and our website address is www.atwd.com. Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of the proxy solicitation material and is not incorporated by reference into this proxy statement.

QUESTIONS AND ANSWERS ABOUT VOTING

Who is entitled to vote?

Only holders of record of our common stock, par value $1.00 per share, on December 18, 2012 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. As of the record date, there were 65,630,331 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on all matters, except the election of directors. In the election of directors, a shareholder may exercise his right to cumulate votes as detailed under “What are the requirements to elect the directors and approve each of the proposals?”, below. No other class of securities will be entitled to vote at the meeting.

A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the meeting at the Company’s principal executive offices set forth above during usual business hours. Such list shall also be open to the examination of any shareholder present at the meeting.

Who is soliciting my proxy to vote my shares?

Our Board of Directors is soliciting your proxy, or your authorization for our representatives to vote your shares. Your proxy will be effective for the Annual Meeting and at any adjournments or postponements thereof.

What are the Board of Directors’ voting recommendations regarding the election of directors and proposals?

The Board of Directors recommends that you vote as follows:

Proposal to be Voted Upon		Recommendation
Proposal No. 1	Election of seven nominees to the Board of Directors	“FOR” Each Nominee
Proposal No. 2	Advisory vote on the Company’s executive compensation	“FOR”
Proposal No. 3	Approval of the Company’s 2013 Long-Term Incentive Plan	“FOR”
Proposal No. 4	Approval of the amendment and restatement of the Company’s Certificate of Formation	“FOR”
Proposal No. 5	Ratification of the Company’s independent auditors	“FOR”

What constitutes a quorum?

For business to be conducted at the meeting, a quorum constituting a majority of the shares of common stock issued and outstanding and entitled to vote must be in attendance or represented by proxy. Abstentions and broker non-votes (defined below) will be considered as present for quorum purposes.

How do I vote?

Shareholders entitled to vote at the Annual Meeting may vote in person or by proxy. Proxies may be submitted over the Internet, by telephone or by mail. Proxies submitted over the Internet or by telephone must be received by 11:59 P.M. Eastern Time, on Wednesday, February 13, 2013. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Annual Meeting in the manner that you have indicated. The persons named in the form of proxy (Mark L. Mey and Walter A. Baker) have advised that they will vote all shares represented by proxy unless authority to so vote is withheld by the shareholder granting the proxy. In the election of directors, such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If your proxy does not indicate your vote, the persons named in the proxy will vote your shares “FOR” the Board’s director nominees, “FOR” approval of the advisory resolution regarding executive compensation, “FOR” approval of our 2013 Long-Term Incentive Plan, “FOR” the approval of the amendment and restatement to our Certificate of Formation, and “FOR” the ratification of the appointment of our independent auditors. If any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the persons named in the proxy.

Can I change my vote?

A proxy may be revoked by a shareholder at any time before it is voted by giving notice of the revocation in writing to the Company’s Corporate Secretary at 15835 Park Ten Place Drive, Houston, Texas 77084, by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed, or by voting in person at the meeting.

What are the requirements to elect the directors and approve each of the proposals?

The election of directors at the Annual Meeting requires the vote of holders of a plurality of the shares represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes will not affect the election outcome.

Each share of common stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the state in which we are incorporated, require the shareholder to give our Corporate Secretary written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attn: Corporate Secretary. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons named in the form of proxy (Mark L. Mey and Walter A. Baker) are not expected to exercise the right to cumulate votes for the election of the directors named elsewhere in this proxy statement, although such persons shall have discretionary authority to do so.

The advisory vote on the Company’s executive compensation and the ratification of the appointment of independent auditors each require the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy who are entitled to vote, and who voted for or against the proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

The approval of our 2013 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy who are entitled to vote, and who voted for or against the proposal, at a meeting at which a quorum is present; provided that the total votes cast on the proposal represent a majority of the shares of common stock entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the approval of our 2013 Long-Term Incentive Plan, except that abstentions will count as a vote cast with respect to the requirement that total votes cast represent a majority of the shares of common stock entitled to vote.

Approval of the amendment and restatement of the Company’s Certificate of Formation will require the affirmative vote of the holders of two-thirds of the outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the amendment and restatement.

If my shares are held in a “street name” by my broker, will my broker vote my shares for me?

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. Under New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the advisory vote on executive compensation, the approval of the 2013 Long-Term Incentive Plan, and the approval of the amendment and restatement of our Certificate of Formation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be considered to be present at the meeting for purposes of determining a quorum.

What happens if I am a registered holder?

If your shares are registered directly in your name, you are the holder of record of such shares. As the holder of record, you have the right to give your proxy directly to us, to give your voting instructions by telephone or over the Internet or to vote in person by ballot at the meeting.

What happens if I abstain or withhold my vote on any proposal?

Abstentions are counted as present in determining whether the quorum requirement is satisfied. With respect to the director elections, the advisory vote on our executive compensation and the ratification of the appointment of independent auditors, abstentions will have no effect on the outcome. Abstentions will have no effect on the outcome of our 2013 Long-Term Incentive Plan, except that they will count as a vote cast with respect to the requirement that total votes cast represent a majority of the shares of common stock entitled to vote. Abstentions will have the same effect as a vote “AGAINST” the approval of the amendment and restatement.

Does Atwood offer electronic delivery of proxy materials?

Yes. We are making this proxy statement, the form of proxy and our 2012 Annual Report available to shareholders electronically via the Internet on www.proxyvote.com. On or about January 7, 2013, we began mailing to our shareholders proxy materials and a Notice of Annual Meeting of Shareholders containing instructions on how to access this proxy statement and our Annual Report and how to vote by telephone or online. The notice is not a form for voting.

What is “householding”?

Securities and Exchange Commission rules allow us to deliver a single copy of our Annual Report and proxy statement to any household not participating in electronic proxy material delivery at which two or more shareholders reside, if we believe the shareholders are members of the same family. This role benefits both you and the Company. We believe it eliminates duplicate mailings to shareholders living at the same address and reduces our printing and mailing costs. This rule applies to any Annual Report or proxy statement. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy, or if you have received multiple copies and prefer a single set, please make your request by calling 1-800-690-6903, using the website www.proxyvote.com, by e-mail at sendmaterial@proxyvote.com, or in writing to Atwood Oceanics, Inc., c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

What if I plan to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date, December 18, 2012. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding common stock in brokerage accounts or by a bank or other nominee will be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and certain other electronic devices will not be permitted at the Annual Meeting.

How are proxies being solicited?

We are soliciting the proxies and will bear the entire cost of this solicitation. It is expected that the solicitation will be primarily by mail, telephone and facsimile. We have arranged for Okapi Partners, LLC, 437 Madison Ave., 28th Floor, New York, New York 10022, to solicit proxies on our behalf for a fee of $8,500 plus out-of-pocket expenses. Proxies may also be solicited personally by our directors, officers and other employees in the ordinary course of business. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in sending these materials to you.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or Internet. Please be sure to vote all of your shares.

Will there be any other business conducted at the Annual Meeting?

The Board of Directors is not aware of any other matters that are to be presented for action at the meeting. However, if any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the appointed proxies.

Who is the Transfer Agent?

Our Transfer Agent is Continental Stock Transfer & Trust Company. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Continental Stock Transfer & Trust Company by phone at 212-509-4000, ext. 206, via email at cstmail@continentalstock.com, or in writing at 17 Battery Place, New York, New York 10004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our Annual Meeting of Shareholders, seven directors are to be elected for terms of one year each. All seven director nominees are currently serving as directors and are standing for re-election.

Nominees	Present Position with the Company	Served as a Director Continuously Since	Age
Deborah A. Beck	Director	February 2003	65
George S. Dotson	Director	February 1988	72
Jack E. Golden	Director	September 2009	64
Hans Helmerich	Director	February 1989	54
James R. Montague	Director	June 2006	65
Robert J. Saltiel	Director; President and Chief Executive Officer	February 2010	49
Phil D. Wedemeyer	Director	October 2011	63

The nominees have agreed to be named in this proxy statement and have indicated a readiness to continue to serve if elected. The Nominating and Corporate Governance Committee of the Board of Directors has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has recommended that each of the candidates be nominated for election. If any nominee becomes unable to serve before the Annual Meeting, shares represented by proxy may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy. The Board has no reason to believe that any of the nominees will become unavailable. As detailed under “Corporate Governance—Director Independence” below, the Board has affirmatively determined that each of the nominees, other than Mr. Saltiel, qualifies as “independent” as that term is defined under the rules of the NYSE and the SEC.

Information about Nominees

Deborah A. Beck has served on the Board of Directors since February 2003. Ms. Beck served as Executive Vice President Planning and Technology and a member of the Management Committee of the Northwestern Mutual Life Insurance Company from 2000 until her retirement in 2006. Ms. Beck joined Northwestern Mutual in 1975 and during her tenure served in various executive capacities, including Senior Vice President-Insurance Operations, Vice President—New Business, and Vice-President of Policy Benefits and Assistant General Counsel. Northwestern Mutual is a leading direct provider of individual life insurance and offers insurance products, investment products and advisory services. Ms. Beck also serves as a director of West Bend Mutual Insurance Company, a private property and casualty insurance company.

George S. Dotson has served on the Board of Directors since February 1988. Mr. Dotson served as an advisor to Helmerich & Payne, Inc. from March 2006 to March 2009 and was a Director from March 1989 to March 2007. He served as Vice President Drilling of Helmerich & Payne, Inc. and President of Helmerich & Payne International Drilling Co. from 1977 until his retirement in 2006. Helmerich & Payne, Inc. is a publicly-traded energy-oriented company primarily engaged in contract drilling of oil and gas wells both in the United States and internationally. Mr. Dotson also serves as a director of EdgeMarc Energy Holdings, LLC, a privately-held oil and gas exploration and production company.

Jack E. Golden has served on the Board of Directors since September 2009. Dr. Golden is managing partner of Edgewater Energy LLC, a Texas based oil and gas company. Previously, Dr. Golden was employed by BP p.l.c. from 1982 through his retirement in 2005, where he served in various executive capacities including Group Vice President—Exploration and Production. As Group Vice President – Exploration and Production, he directed significant portions of BP’s global exploration and production operations. Dr. Golden also serves as a director of Cobalt International Energy, Inc., a publicly-traded independent exploration and production company.

Hans Helmerich has served on the Board of Directors since February 1989. Since March 2012, Mr. Helmerich has been the Chairman and Chief Executive Officer, as well as a director, of Helmerich & Payne, Inc., a publicly-traded energy-oriented company primarily engaged in contract drilling of oil and gas wells both in the United States and internationally, previous to which he served as President and Chief Executive Officer, as well as a director, for over 20 years. Mr. Helmerich also serves as a director of Cimarex Energy Co., a publicly-traded energy exploration and production company, and as a trustee of the Northwestern Mutual Life Insurance Company.

James R. Montague has served on the Board of Directors since June 2006. Mr. Montague served as President of Encana Gulf of Mexico, Inc., a subsidiary of Encana Corporation which is involved in oil and gas exploration and production, from December 2001 to until his retirement in October 2002. Previously, Mr. Montague served as President of two subsidiaries of International Paper Company, IP Petroleum Company, an oil and gas exploration and production company, and GCO Minerals Company, which manages International Paper Company’s mineral holdings from 1996 to June 2001. Mr. Montague also serves as a director of Magellan Midstream Partners, L.P., a publicly-traded limited partnership engaged in the transportation, storage and distribution of refined petroleum products, and serves as the non-executive Chairman of the Board of Davis Petroleum Company, a private company. Mr. Montague was a director of PVR Partners, L.P., a publicly-traded limited partnership which owns and manages coal and natural resource properties and related assets and owns and operates midstream natural gas gathering and processing businesses, from August 2001 until September 2012.

Robert J. Saltiel has served as the Company’s President and Chief Executive Officer since December 2009 and was first elected to the Board of Directors in February 2010. Mr. Saltiel has more than 25 years of experience in the oil and gas industry, having served in a variety of leadership roles focused on general management, operations, marketing and strategic planning. Prior to joining the Company, Mr. Saltiel was Executive Vice President and Chief Operating Officer for Transocean Ltd. and from July 2003 to December 2009 served in various other executive roles at Transocean Ltd., including Executive Vice President, Performance and Senior Vice President of Transocean’s North and South America Unit, which covered the U.S. Gulf of Mexico, Canada, Trinidad and Brazil.

Phil D. Wedemeyer has served on the Board of Directors since October 2011. In July 2011, Mr. Wedemeyer retired as a partner from Grant Thornton LLP, an international accounting firm, where he had served since August 2007. From May 2003 to July 2007, Mr. Wedemeyer served in various capacities with the Public Company Accounting Oversight Board (“PCAOB”), including serving as the Director, Office of Research and Analysis, from August 2005 to July 2007 and Deputy Director, Division of Registration and Inspection, from March 2004 to August 2005. Prior to his service with the PCAOB, Mr. Wedemeyer spent more than 31 years at Arthur Andersen SC, an international accounting firm, including 21 years as a partner. Mr. Wedemeyer serves as a director of HMS Income Fund Inc., a public business development corporation, and is a licensed Certified Public Accountant.

If a quorum is present at the Annual Meeting, the seven nominees receiving the greatest number of votes cast will be elected as directors.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” election as directors of the persons nominated herein.

CORPORATE GOVERNANCE

General

The Board has established corporate governance practices to assist in the exercise of its responsibilities under applicable law and the listing standards of the NYSE and to govern the employees of the Company. These governance practices are contained in our Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics. We have instituted mandatory sign-off and training for employees on our Code of Business Conduct and Ethics and other relevant compliance topics, including our Anti-Bribery Compliance Program.

The non-management directors of our Board meet regularly in executive session at each regularly scheduled Board meeting without management participation. Our Corporate Governance Guidelines provide that non-management directors will meet in executive session at least twice annually. Currently, the director who presides at these meetings is the Chairman of the Board. Our Corporate Governance Guidelines provide that, if the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.

The Nominating and Corporate Governance Committee of the Board of Directors evaluates the Company’s and our Board of Directors’ governance practices and formally reviews all committee charters along with recommendations from the various committees of the Board of Directors at least annually. The Nominating and Corporate Governance Committee of the Board of Directors also receives updates as necessary regarding new developments in the corporate governance arena. In addition, our committee charters require, among other things, that the committees and the Board of Directors annually evaluate their own performance. Our current Corporate Governance Guidelines, committee charters, and Code of Business Conduct and Ethics may be found on our website at www.atwd.com under “Investor Information—Corporate Governance.” Information contained on our website, including information referred to in this proxy statement, is not to be considered as part of this proxy statement and is not incorporated into this proxy statement. We will continue to monitor our governance practices in order to maintain our high standards.

Board Leadership

The Board of Directors has chosen not to combine the positions of Chief Executive Officer and Chairman of the Board, and currently, Mr. George S. Dotson serves as Chairman of the Board. Mr. Dotson presides over the Board of Directors as it provides advice to and independent oversight of management, allowing our Chief Executive Officer to focus on strategic decisions, as well as have primary responsibility for managing our business. The Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Codes of Ethics

Included with our Corporate Governance Guidelines detailed on our website, www.atwd.com, and available in print to any shareholder who requests a copy, are our Code of Business Conduct and Ethics and our Code of Ethics for the Chief Executive Officer and Chief Financial Officer, currently Mr. Saltiel and Mr. Mey, respectively. We intend to satisfy the disclosure requirement regarding any changes in these codes of ethics we have adopted and/or any waiver therefrom by posting such information on our website or by filing a Form 8-K for such events.

Related Party Transaction Policy

Our Board of Directors has adopted a policy whereby all transactions with related parties must be made in compliance with the Board’s policy on related party transactions. Such transactions must be recommended by management and must be on terms no less favorable to us than could be obtained from unrelated third parties. Our Nominating and Corporate Governance Committee is responsible for reviewing and approving all related party transactions. No transactions requiring approval occurred during fiscal year 2012.

Risk Management

Our Board of Directors has oversight responsibility of the processes established to report and monitor material risks applicable to us. Our Audit Committee assists our Board of Directors in oversight of the integrity of the Company’s financial statements, our compliance with standards of business ethics and legal and regulatory requirements and various matters relating to our publicly available financial information and our internal and independent auditors. Certain risks associated with the performance of our executive management fall within the authority of our Nominating and Corporate Governance Committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board of Directors candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board of Directors, our Chief Executive Officer and our executive management are evaluated. Risks associated with retaining executive management fall within the scope of the authority of our Compensation and Human Resources Committee (the “Compensation Committee”), which assists our Board of Directors in reviewing and administering compensation, benefits, incentive and equity-based compensation plans. To assist in satisfying these responsibilities, the Compensation Committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. Responsibility for risk oversight that does not fall within the scope of authority of our four standing committees of the Board of Directors rests with our entire Board of Directors. Our Board of Directors also has the responsibility for monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management is monitoring and assessing, and, to the extent appropriate, mitigating such risks. Risks falling within this area include, but are not limited to, general business and industry risks, operating risks, financial risks and compliance risks.

The Board of Directors has delegated to management the responsibility to manage risk and bring to the attention of the Board of Directors the most material risks to our Company. We have not assigned the responsibility for all risk management to a single risk management officer within our executive management. Rather, we rely on a management committee to administer an enterprise risk management (“ERM”) program that is designed to ensure that all significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. Our Internal Audit Department oversees an annual enterprise risk assessment (“ERA”). The ERA is designed to identify the portfolio of the Company’s business risks, to individually evaluate their potential magnitude and likelihood of occurrence, and to identify existing and potential future mitigation strategies. The ERM program assesses the most significant risks from the ERA, identifies other operational, commercial, macroeconomic and geopolitical risks facing the Company, monitors key indicators to assess the effectiveness of the Company’s risk management activities, and manages risks to be within the Company’s desired risk profile. Meetings are held at least quarterly to discuss risk mitigation efforts to manage identified risks. The management team present in the risk management meetings includes our President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and the other members of our management team charged with evaluating the Company’s disclosure controls. Meetings are facilitated by our Internal Audit Department head. Our Board of Directors monitors ERM and other risk management information provided to it to assess the Company’s risk management practices and systems in light of the risk philosophy and risk tolerance of the Board. The ERM results are reported to the Board of Directors each quarter to assist in its oversight of risk management.

Process for Communication by Interested Parties with the Board of Directors

The Board of Directors has established a process whereby interested parties may communicate with the Board of Directors and/or with any individual director. Interested parties, including shareholders, may send communications in writing, addressed to the Board of Directors or an individual director, c/o the Corporate Secretary, Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084. The Corporate Secretary will forward these communications as appropriate to the addressee depending on the facts and circumstances outlined in the communication. The Board of Directors has directed the Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, the Board of Directors has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make the Board of Directors aware of such material which it may request be forwarded, retained or destroyed at the Board of Directors’ discretion. The interested party may alternatively submit such communications through the MySafeWorkplace system. The MySafeWorkplace system can be contacted via telephone at 1-800-461-9330 or on the internet at www.MySafeWorkplace.com. The interested party should click “Go” on “Make A Report”, choose Atwood Oceanics Management, Inc. as the organization, and then select “Communicate with Non-Management Directors” as the “Incident Type”. The communication process is also further detailed on our website, www.atwd.com, along with other of our corporate governance guidelines, and is available in print to any shareholder who requests a copy.

Director Independence

Our Board of Directors has determined that all six of the current non-management directors of the Company (Ms. Beck and Messrs. Dotson, Golden, Helmerich, Montague and Wedemeyer) qualify as “independent” under the corporate governance rules of the NYSE and that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”). Each of the six non-management directors of the Company are also “non-employee directors” as defined under Rule 16b-3 of the Exchange Act and “outside directors” as defined in section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Board of Directors has not established separate independence requirements beyond those of the NYSE, Rule 16b-3 under the Exchange Act or the Code.

In determining the independence of Messrs. Helmerich and Dotson, the Board of Directors specifically considered the relationship of Helmerich & Payne, Inc. (“H&P”) and Helmerich & Payne International Drilling Co. (“H&PIDC”) to the Company. As of December 31, 2012, H&PIDC owned 8,000,000 shares of common stock, or approximately 12.19% of the issued and outstanding shares. H&P is the parent of H&PIDC. The Board determined that neither H&P nor H&PIDC are affiliates of the Company. In determining the independence of Mr. Wedemeyer in light of the expectation that he will be contracting to provide independent advice to Deloitte & Touche LLP in fiscal year 2013, the Board of Directors considered his service to and relationship with Deloitte & Touche LLP. In fiscal year 2012, we paid Deloitte & Touche LLP $1,293,967 for tax and other non-audit services, which the Company believes reflects market rates for services rendered. The Board determined that the utilization of Deloitte & Touche LLP for tax and other non-audit services did not affect the determination of Mr. Wedemeyer’s independence.

In addition, we have made no contributions to any tax exempt organization in which any independent director serves as an executive officer.

Specific Experience, Qualifications and Skills of the Members of Our Board of Directors

Our Board of Directors is comprised of highly qualified individuals with unique and special skills that assist in effective management of the Company for the benefit of our shareholders. Each of our directors possesses certain experience, qualifications, attributes and skills, as further described below, that led to our conclusion that he or she should serve as a member of our Board of Directors. In addition to the biographical information with respect to each of our directors under the heading “Proposal No.1—Election of Directors—Information about Nominees”, the following table shows additional experience and qualifications of our individual directors:

Directors	Specific Qualifications and Skills
Deborah A. Beck

•   Over 30 years of executive experience

•   Service on other boards, including on audit and compensation committees

•   Leadership experience of complex organizations, including management responsibility for approximately 1,200 employees

•   Broad legal and compliance experience

George S. Dotson

•   Over 30 years of public company contract drilling industry experience

•   Service on other boards, including publicly-traded companies

•   International oil and gas drilling experience

•   Leadership experience of complex organizations and operations of a major corporation

•   Finance experience

Jack E. Golden

•   Over 20 years of public company oil and gas exploration and production company management experience

•   Service on other boards, including a publicly-traded independent exploration and production company board, and on compensation committees

Hans Helmerich

•   Over 20 years of executive experience with publicly-traded contract drilling company with international operations

•   Service on other boards, including a publicly-traded contract drilling company and a publicly-traded exploration and production company

•   Extensive knowledge of leadership in complex organizations and other aspects of operating a major corporation

•   Experience as a chief executive officer of a publicly-traded company

James R. Montague

•   Service as chief executive officer of three subsidiary companies of two large publicly-traded companies

•   Service on other publicly-traded companies’ boards, including service on audit and compensation committees

•   Extensive experience in the oil and gas exploration industry, including both onshore and offshore

Directors	Specific Qualifications and Skills
Robert J. Saltiel

•   Serves as our President and Chief Executive Officer

•   Over 25 years of experience in the oil and gas industry, with leadership roles focused on general management, operations, marketing and strategic planning

•   Over nine years of executive experience with publicly-traded offshore contract drilling companies with international operations

Phil D. Wedemeyer

•   More than 30 years of public accounting firm experience

•   Service with the PCAOB

•   Service on the Auditing Standards Board of the AICPA

•   In-depth knowledge of accounting rules and regulation, including expertise in SEC filings, and international audit standards.

•   Service on other publicly-traded company boards, including on audit and compliance committees

COMMITTEES OF THE BOARD AND MEETINGS

The Board of Directors held six meetings in fiscal year 2012, of which two were telephonic meetings. Each director attended 100% of the total meetings of the Board and each director attended 100% of the total meetings of the committees on which such director served. Additionally, the non-management members of the Board of Directors met in executive session four times, each of which meetings was attended in person by each non-management director. The Company does not have a policy with regard to Board of Directors’ attendance at the Annual Meeting of Shareholders. Last year, one member of the Board of Directors, Mr. Saltiel, attended the Annual Meeting of Shareholders held on February 9, 2012.

The Board currently has, and appoints members to, four standing Committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. The following chart shows the current committee membership and positions of each director:

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Deborah A. Beck	X	X (Chair)		X

George S. Dotson	X	X	X (Chair)	X

Jack E. Golden	X	X		X

Hans Helmerich			X	X

James R. Montague	X	X		X (Chair)

Robert J. Saltiel			X

Phil D. Wedemeyer +	X (Chair)	X		X

+	Audit Committee Financial Expert

Audit Committee. The Audit Committee consists of Ms. Beck and Messrs. Dotson, Golden, Montague and Wedemeyer (Chair). The Board of Directors has determined that Mr. Wedemeyer serves as the audit committee financial expert as that term is defined under the applicable federal securities laws and regulations. The Audit Committee reviews our accounting policies and audit procedures, and supervises internal accounting controls. The Audit Committee held nine meetings during fiscal year 2012, of which five were telephonic. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is accessible on our website, www.atwd.com, and is available in print to any shareholder upon request.

Compensation Committee. The Compensation Committee consists of Ms. Beck (Chair) and Messrs. Dotson, Golden, Montague and Wedemeyer and is responsible for administration of our stock incentive plans and for the review and recommendation to the full Board of Directors of all compensation for our directors, officers and employees. During fiscal year 2012, there were seven meetings of the Compensation Committee, of which three were telephonic. Our Board of Directors has adopted a written charter for the Compensation Committee which is accessible on our website, www.atwd.com, and is available in print to any shareholder upon request. Pursuant to the charter, the Compensation Committee may delegate its authority to a subcommittee or subcommittees, provided that the subcommittee is composed entirely of independent directors and has a published charter.

Executive Committee. The Executive Committee consists of Messrs. Dotson (Chair), Helmerich and Saltiel and is responsible for review of major decisions and acts as delegated by the Board of Directors. During fiscal year 2012, there was one meeting of the Executive Committee. Our Board of Directors has adopted a written charter for the Executive Committee which is accessible on our website, www.atwd.com, and is available in print to any shareholder upon request.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Ms. Beck and Messrs. Dotson, Golden, Helmerich, Montague (Chair) and Wedemeyer and is responsible for assisting the Board of Directors in determining the appropriate size and composition of the Board of Directors, as well as in monitoring and making recommendations regarding the Board of Directors’ performance. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2012. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is accessible on our website, www.atwd.com, and is available in print to any shareholder upon request.

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election of directors. Working closely with the full Board, the Nominating and Corporate Governance Committee develops criteria for open Board positions, taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents and skills already represented on the Board, and the need for other particular expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by its members as well as management and shareholders. From time to time, the Committee may retain third-party executive search firms to identify and review candidates. The Nominating and Corporate Governance Committee will consider all director nominees recommended to it, including those recommended by third parties, and shareholders. Such nominations should be directed to any member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has no formal diversity policy, but thoughtfully considers the unique qualifications and skills of any candidate or nominee for the Board of Directors. A specific process for communication between shareholders and the Nominating and Corporate Governance Committee is accessible on our website, www.atwd.com, under “Investor Information—Corporate Governance—Contact the Atwood Oceanics, Inc. Board of Directors.” The Nominating and Corporate Governance Committee will evaluate all nominees, for the following:

•	personal qualities such as leadership, statesmanship and responsiveness;

•	general management qualities such as a global perspective on our business, short term results, strategic thinking and planning, knowledge of our business and preparedness;

•	financial expertise such as value creation, capital planning, and communications with the financial investment communities; and

•	qualities relating to the use of human resources such as developing management talent and creating an effective organization.

DIRECTOR COMPENSATION

Effective after the 2012 Annual Meeting of Shareholders, the Compensation Committee recommended, and the Board approved, the following compensation for our non-management directors, plus reimbursement of reasonable expenses:

Annual Cash Retainer
Board	$40,000
Chairman of the Board (additional retainer)	$65,000
Audit Committee Chair (additional retainer)	$15,000
Compensation Committee Chair (additional retainer)	$10,000
Nominating and Corporate Governance Committee Chair (additional retainer)	$9,000

In addition, non-management directors receive a $2,500 attendance fee for Board meetings attended in person and a $1,000 attendance fee for telephonic meetings. Committee members receive a $1,750 attendance fee for committee meetings attended in person and $1,000 attendance fee for telephonic committee meetings. For fiscal year 2012, each director also received an annual grant of restricted stock under the Company’s Amended and Restated 2007 Long-Term Incentive Plan (“2007 Plan”) with a grant date fair value of $115,000. In addition, upon being first elected to the Board, outside directors receive a grant of restricted stock with a grant date fair value of $115,000. Such restricted stock grants vest 13 months following the date of grant unless vesting is deferred to a longer period under the Company’s Non-Employee Directors Deferred Compensation Plan (“Director Deferred Plan”). In August 2012, the Board approved an increase in the annual Board cash retainer to $50,000 and an increase in grant date fair value of the annual and initial grants of restricted stock to $150,000, effective after the 2013 Annual Meeting of Shareholders.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)		Total ($)
Deborah Beck	63,250	115,000		178,250
George Dotson	106,250	115,000		221,250
Jack Golden	54,000	115,000		169,000
Hans Helmerich	48,250	115,000		163,250
James Montague	76,000	115,000		191,000
Phil D. Wedemeyer	92,500	230,000	(3)	322,500

(1)	The amounts in this column represent the grant date fair value of restricted stock awards granted for fiscal year 2012. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of these awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 3 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (our “2012 Form 10-K”).
(2)	The number of restricted stock awards outstanding at September 30, 2012 for each director was as follows: Ms. Beck—2,462; Mr. Dotson—2,462; Mr. Golden—2,462; Mr. Helmerich—5,802; Mr. Montague—11,272; and Mr. Wedemeyer—5,315. The amounts for Mr. Helmerich and Mr. Montague include 3,340 and 11,272 restricted stock awards, respectively, the vesting of which has been deferred under the Director Deferred Plan until their respective retirements from the Board.
(3)	Mr. Wedemeyer’s stock awards include an initial grant of restricted stock with a $115,000 grant date fair value received upon joining the Board in October 2011 and his annual grant of restricted stock with a $115,000 grant date fair value in March 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Five Percent Owners

The following table reflects certain information known to us concerning persons beneficially owning more than 5% of our outstanding common stock as of close of business on December 31, 2012, based on the most recent information filed with the SEC by the person listed, other than with respect to H&PIDC. Information regarding H&PIDC was provided to us by H&PIDC. Unless otherwise noted, each shareholder listed below has sole voting and disposition power with respect to the shares listed.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class
H&PIDC (1)	8,000,000	12.19%
1437 South Boulder Avenue
Tulsa, Oklahoma 74119

Wellington Management Company, LLP (2)	6,849,762	10.44%
280 Congress Street
Boston, MA 02210

Columbia Wanger Asset Management, LLC. (3)	5,028,028	7.66%
227 West Monroe Street, Suite 3000
Chicago, IL 60606

The London Company (4)	3,288,421	5.01%
1801 Bayberry Court, Suite 301
Richmond, Virginia 23226

(1)	Mr. Helmerich, one of our current directors and a director nominee, is Chairman and Chief Executive Officer and a director of H&P. H&P owns 100% of H&PIDC. H&PIDC owns of record 8,000,000 shares of common stock. Mr. Helmerich has disclaimed beneficial ownership of the common stock owned by H&PIDC.
(2)	The information set forth above concerning shares of common stock beneficially owned by Wellington Management Company, LLP (“Wellington”) in its capacity as investment advisor was obtained from Amendment No. 1 to a Schedule 13G dated March 12, 2012 filed with the SEC by Wellington. Based on the amendment, Wellington has shared voting power with respect to 5,819,304 shares and shared dispositive power with respect to 6,849,762 shares.
(3)	The information set forth above concerning shares of common stock beneficially owned by Columbia Wanger Asset Management, LLC (“Columbia”) was obtained from Amendment No. 7 to a Schedule 13G dated February 10, 2012 filed with the SEC by Columbia which report includes shares held by Columbia Acorn Trust, a Massachusetts business trust, for which Columbia is an advisor. Based on the amendment, Columbia had sole voting power with respect to 4,540,557 shares and sole dispositive power with respect to 5,028,028 shares of our common stock.
(4)	The information set forth above concerning shares of common stock beneficially owned by The London Company (“London”) was obtained from a Schedule 13G dated October 10, 2012 filed with the SEC by London. Based on the Schedule 13G, London has sole voting and dispositive power with respect to 3,054,213 shares and shared dispositive power with respect to 234,208 shares.

Director and Executive Officer Shareholdings

The following table sets forth the amount of common stock beneficially owned as of the close of business on December 31, 2012, by each of our directors and director nominees, by each of the executive officers identified in the Summary Compensation Table below (named executive officers), and by all of our directors and executive officers as a group. For our directors and executive officers, the information includes shares that they could acquire through March 1, 2013 by the exercise of stock options. As of December 31, 2012, none of the shares shown below were pledged. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director, Director Nominee, Named Executive Officer or Group	Shares of Common Stock Beneficially Owned (1)	Percent of Class
Deborah A. Beck	33,346	*
George S. Dotson	45,628	*
Jack E. Golden	7,626	*
Hans Helmerich	49,546	*
Glen P. Kelley (2)	99,415	*
Mark L. Mey	11,543	*
James R. Montague	5,250	*
Arthur M. Polhamus	3,328	*
Robert J. Saltiel	105,094	*
Barry M. Smith	37,729	*
Phil D. Wedemeyer	2,853	*

All directors, director nominees, and executive officers as a group (16 persons)	448,287	*

*	Indicates ownership of less than 1% of the outstanding shares of common stock
(1)	The number of shares beneficially owned by the directors and executive officers listed in the table includes shares that may be acquired within 60 days of December 31, 2012 by exercise of stock options as follows: Ms. Beck—16,000; Mr. Helmerich—24,000; Mr. Kelley—60,705; Mr. Mey—9,043; Mr. Polhamus—3,328; Mr. Saltiel—54,671; and Mr. Smith—19,181.
(2)	Mr. Kelley resigned from his role as Senior Vice President, Marketing and Business Development effective January 1, 2013. Mr. Kelley will stay on at the Company for a transition term as a non-executive employee until he retires effective December 31, 2013.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During fiscal year 2012, Ms. Beck and Messrs. Dotson, Golden, Montague and Wedemeyer served on the Compensation Committee. No member of our Compensation Committee is or was an officer or employee of the Company or had any relationships requiring disclosure by us under Item 404 of Regulation S-K.

During fiscal year 2012, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

EXECUTIVE OFFICERS

The following table sets forth our executive officers, the office held by such officer, the date of first election to that office and the age of each officer as of the close of business on January 7, 2013.

Name	Offices Held	Date of First Election	Age
Robert J. Saltiel	President and Chief Executive Officer	December 2009	49

Mark L. Mey	Senior Vice President and Chief Financial Officer	August 2010	49

Glen P. Kelley	Former Senior Vice President, Marketing and Business Development	March 2010	64

Arthur M. Polhamus	Vice President, Operations	February 2011	58

Barry M. Smith	Vice President, Technical Services	June 2008	54

Walter A. Baker	Vice President, General Counsel and Corporate Secretary	February 2011	51

Luis A. Jimenez	Vice President, Human Resources	December 2010	62

Mark W. Smith	Vice President, Corporate Services	August 2011	42

Michael A. Campbell	Vice President, Controller	January 2009	43

Geoffrey C. Wagner	Vice President, Marketing and Business Development	October 2012	34

No family relationship exists between any of our executive officers or the directors nominated for election at the Annual Meeting. All of our executive officers serve at the pleasure of the Board of Directors and may be removed at any time with or without cause.

Robert J. Saltiel has served as the Company’s President and Chief Executive Officer since December 2009 and was first elected to the Board of Directors in February 2010. Mr. Saltiel has more than 25 years of experience in the oil and gas industry, having served in a variety of leadership roles focused on general management, operations, marketing and strategic planning. Prior to joining the Company, Mr. Saltiel was Executive Vice President and Chief Operating Officer for Transocean Ltd. and from July 2003 to December 2009 served in various other executive roles at Transocean Ltd., including Executive Vice President, Performance and Senior Vice President of Transocean’s North and South America Unit, which covered the U.S. Gulf of Mexico, Canada, Trinidad and Brazil.

Mark L. Mey has served as Senior Vice President and Chief Financial Officer of the Company since August 2010. Mr. Mey brings to the Company more than 20 years of experience in the energy and financial services industries. Prior to joining the Company, Mr. Mey served as Senior Vice President, Chief Financial Officer and a director of Scorpion Offshore Ltd., a publicly-traded offshore drilling contractor, from August 2005 until it was acquired in July 2010. Prior to 2005, he held various senior financial and other roles in the drilling and financial services industries.

Glen P. Kelley served as the Company’s Senior Vice President, Marketing and Business Development from March 2010 until January 2013. Mr. Kelley resigned from his role as Senior Vice President, Marketing and Business Development effective January 1, 2013. Mr. Kelley will stay on at the Company for a transition term as a non-executive employee until he retires effective December 31, 2013. Previously, Mr. Kelley served the Company as Senior Vice President—Marketing and Administration from December 2004 to March 2010, Vice President—Contracts and Administration from October 1988 to December 2004, and Manager of Operations Administration from January 1983 until October 1988.

Arthur M. Polhamus has served as the Company’s Vice President, Operations since February 2011. Prior to joining the Company, Mr. Polhamus spent nearly 16 years at Transocean Ltd., the world’s largest offshore drilling contractor, in positions of increasing general management and operations responsibility involving both domestic and international offshore drilling operations. Mr. Polhamus served Transocean as Managing Director of the West Africa South Division from January 2009 to January 2011 prior to which he served as Division Manager of the North American Division from December 2006 to December 2008.

Barry M. Smith has served as the Company’s Vice President, Technical Services since June 2008. From January 2008 to June 2008, Mr. Smith served as General Manager of Technical Services of the Company, prior to which he served as Manager of Maintenance since he joined the Company in June 2006. Prior to joining the Company, Mr. Smith worked for 20 years at Transocean, Ltd., the last 10 years of which he served as Corporate Maintenance Manager.

Walter A. Baker has served as Vice President, General Counsel and Corporate Secretary of the Company since February 2011. Mr. Baker brings over 25 years of legal experience to the Company, including over 18 years of experience in the offshore drilling industry. Prior to joining the Company, Mr. Baker served as Vice President, General Counsel of Frontier Drilling, Inc., an offshore drilling contractor, from March 2010 until it was acquired in July 2010. Previously, he worked for approximately 15 years in the legal department of Transocean, Ltd. and its predecessor entities, GlobalSantaFe Corporation and Global Marine Inc., most recently as Associate General Counsel from November 2007 until December 2009.

Luis A. Jimenez has served as the Company’s Vice President, Human Resources since December 2010. Mr. Jimenez has more than 20 years of experience in the development and execution of human resources policies and programs. Previously, Mr. Jimenez served the Company as Director, Human Resources from September 2007 to December 2010 and Director, Compensation and Benefits from March 2007 to September 2007. Prior to joining the Company in March 2007, he served as Director, Compensation & Benefits at The Shaw Group, Inc. from March 2005 to March 2007 and Director, Compensation, Benefits & HRIS at De Lage Landen Financial Services, a leading provider of asset based financing from September 2003 to March 2005. Previously, Mr. Jimenez held various human resources roles at Halliburton Company, including Director Global Compensation and Benefits.

Mark W. Smith has served as Vice President, Corporate Services of the Company since August 2011. Mr. Smith has over 17 years of experience in the financial, consulting and energy industries. From February 2009 to August 2011, Mr. Smith served as the head of the Internal Audit Department of the Company. Prior to joining the Company, he was a partner at Calvetti, Ferguson & Wagner P.C., a Houston-based accounting firm from April 2006 to February 2009, assisting public companies with Sarbanes-Oxley 404 compliance, internal audit outsourcing and process improvement, prior to which Mr. Smith spent more than 10 years at major accounting and consulting firms, including PricewaterhouseCoopers LLP and Arthur Andersen.

Michael A. Campbell has served as the Company’s Vice President, Controller since January 2009. From January 2006 to January 2009, Mr. Campbell served as General Manager of Financial Services. He joined the Company in March 2001 in the position of Controller.

Geoffrey C. Wagner has served as Vice President, Marketing and Business Development since October 2012. Previously, Mr. Wagner served the Company as Director, Marketing and Business Development from March 2010 to October 2012. Prior to joining the Company, he served from January 2005 to March 2010 in varying positions of increasing responsibility with Transocean Ltd., an offshore drilling contractor, including manager, corporate planning, manager, asset divestiture services, performance manager and rig manager, prior to which he was employed by SeaRiver Maritime, Inc., and ExxonMobil company.

PROPOSAL NO. 2

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Our Board of Directors is submitting a “Say on Pay” proposal for shareholders for consideration. This proposal provides shareholders with the opportunity to cast a non-binding, advisory vote on the Company’s executive compensation program. Our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and provide the motivation to deliver the extra effort that leads to returning value to our shareholders. The primary objective of our executive compensation program is to provide competitive pay opportunities that are commensurate with the Company’s performance, that recognize individual initiative and achievements and that enable us to retain and attract qualified executive officers who are focused on our goals and long term success. The Board of Directors invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on executive compensation contained herein. While the vote does not bind the Board of Directors to any particular action, the Board of Directors values the input of our shareholders, and will take into account the outcome of this vote in considering future compensation arrangements.

At our 2011 Annual Meeting of Shareholders held on February 10, 2011, our shareholders voted in favor of holding annual advisory votes on executive compensation. In light of this result, our Board of Directors has decided that future advisory votes on executive compensation will be held annually until the next shareholder advisory vote on the frequency of such votes, which in accordance with applicable regulations, will occur no later than our Annual Meeting of Shareholders held in 2017.

Approval of the non-binding, advisory vote on compensation requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy who are entitled to vote, and who voted for or against the proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the approval of the non-binding, advisory vote on compensation.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” approval of the compensation paid by the Company to its named executive officers as described in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with “Executive Compensation” included elsewhere in this proxy statement. In this Compensation Discussion and Analysis, “named executive officers” refers to our executive officers named in the Summary Compensation Table below.

OVERVIEW OF FISCAL YEAR 2012

In the fiscal year ending September 30, 2012, the offshore drilling industry continued to strengthen and the prospects for our industry in both established and frontier basins improved significantly. With the combined effect of higher oil prices and increased demand for offshore drilling services, rig contracting activity improved, particularly in the ultra-deepwater market sector. In this encouraging context, we posted the best results in our history, which included the achievement of record revenues and net income, the successful delivery of our newbuild, ultra-deepwater, dynamically positioned semisubmersible, the Atwood Condor, the successful delivery and start-up of the first of our three newbuild high-specification jackup rigs, the Atwood Mako, the commitments to build two additional ultra-deepwater drillships, the Atwood Achiever and Atwood Admiral, and the expansion of our contract revenue backlog by approximately 73% to $2.6 billion as of September 30, 2012. We also delivered excellent stock performance relative to our metrics peer group in fiscal year 2012.

Moreover, we continued our history of providing high-quality drilling services safely, efficiently and reliably, having built an excellent reputation with our clients, investors and other stakeholders. Our multiyear program to replenish and expand our worldwide fleet with high-specification floaters and jackups, combined with a strong balance sheet and an experienced, dedicated workforce, continues to leverage the Company for future growth and sustained financial performance. In particular, in fiscal year 2012:

•

We remained focused on delivering superior drilling services and operational excellence to our clients as demonstrated by strong reliability, safety and environmental performance across our fleet. Our operations excellence, as evidenced by our high level of revenue utilization, continues to be a point of differentiation from our competitors and is highly valued by our clients. Specifically, improvements in the reliability and efficiency of our subsea blowout preventer maintenance and testing reduced our non-productive time associated with these functions in fiscal year 2012.

•

We continued to focus on improving our safety performance and reducing the occurrence of high-potential incidents. We achieved our best-ever safety results in fiscal year 2012, reducing our Total Recordable Incident Rate to 0.68, a stretch level on our corporate goals and metrics, from a rate of 1.14 in fiscal year 2011. We incurred only one Lost Time Incident, down from four in fiscal year 2011, and also achieved a stretch level on our Incident Severity Rate corporate goal. In addition, we implemented process safety metrics and auditing across our fleet. Most importantly, however, we completed fiscal year 2012 without a fatality.

•	We delivered excellent financial results in 2012. Our fiscal year 2012 net income of $272.2 million and revenue of $787 million were the highest in our 44-year history.

•

We received delivery of the Atwood Condor, our newbuild ultra-deepwater, dynamically-positioned semisubmersible, and successfully mobilized the vessel to the U.S. Gulf of Mexico where the rig began operations under its 21 month contract in October 2012. We also took delivery of the Atwood Mako, the first of three newbuild high-specification jackup rigs, which began its one-year drilling program offshore Thailand in September 2012.

•

We continued with the construction of two high-specification jackup rigs and three ultra-deepwater drillships, each of which will significantly modernize and expand our rig fleet and increase our future revenue and earnings potential. We are confident that our use of world-class shipyards, proven rig designs, turnkey construction contracts and experienced onsite project management teams will position us for continued success.

•

We secured attractive inaugural contracts on our newbuilds, the Atwood Advantage, Atwood Mako and Atwood Manta. Most notably, our contract on our newbuild ultra-deepwater drillship, the Atwood Advantage, is for a firm duration of three years, with delivery of the vessel currently expected in September 2013.

•

We extended our revenue backlog by approximately 73% to $2.6 billion at September 30, 2012, through contracts on our newbuilds, as well as contract extensions on the Atwood Osprey and Vicksburg, and new fixtures on the Atwood Aurora, Atwood Beacon and Atwood Hunter.

•

We completed our major refurbishment project on the Atwood Falcon on-time and on-budget and we delivered both the Atwood Condor and Atwood Mako ahead of schedule, a testament to the competence of our project teams.

•	We completed our Enterprise Resource Planning implementation project on schedule and on budget.

•

We increased our financial flexibility and access to additional funds to fuel future growth through the issuance of $450 million senior notes in January 2012 and through the increase in availability under our revolving credit facility.

THE ROLE OF THE COMPENSATION COMMITTEE

Our executive compensation program is administered by the Compensation and Human Resources Committee (the “Compensation Committee”). All of the members of the Compensation Committee are independent as required by the New York Stock Exchange (“NYSE”), are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and are “outside directors” as defined for the purposes of section 162(m) of the Internal Revenue Code (“Code”). The Compensation Committee currently consists of five members: Deborah A. Beck (Chair), George S. Dotson, Jack E. Golden, James R. Montague and Phil D. Wedemeyer. The Compensation Committee’s responsibilities include, among other things, the following:

•

making recommendations to the Board of Directors regarding (i) compensation of executive officers, including our named executive officers (other than the President and Chief Executive Officer), and (ii) both long-term and short-term incentive compensation and equity-based plans for all employees of the Company;

•	recommending to the Board of Directors the compensation of non-employee directors of the Company;

•

reviewing and approving Company goals and objectives relevant to the President and Chief Executive Officer’s compensation, evaluating the President and Chief Executive Officer’s performance in light of those goals and objectives, and either as a Compensation Committee or together with the other independent directors (as directed by the Board of Directors), determining and approving the President and Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and discussing with management the Company’s compensation policies and practices in order to produce the Compensation Committee report included in this proxy statement;

•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking; and

•

performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated in the Compensation Committee’s charter or set forth in resolutions of the Board of Directors.

For fiscal year 2012, the Compensation Committee engaged Longnecker & Associates (“L&A”) as its professional consultant to provide information and advice with respect to competitive practices relevant to our compensation programs and policies. The primary role of L&A is to provide the Compensation Committee with compensation market data and information regarding compensation trends in our industry and to make recommendations regarding the design of our program. The Compensation Committee believes it is important and beneficial to have independent third party analysis, and L&A has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. The Compensation Committee considered the discussions with and guidance from L&A, as well as the compensation studies created and assembled by L&A, in making competitive compensation decisions. L&A does not provide to the Compensation Committee any services or advice on matters unrelated to compensation and reports directly to and takes direction from the Chair of the Compensation Committee. The Compensation Committee has determined that the advice provided by L&A with regard to executive compensation was free from any relationships that could impair the professional advice or compromise the integrity of the information and data provided to the Compensation Committee. The fees earned by L&A for services provided to the Compensation Committee totaled $105,847 for fiscal year 2012. Management does not direct or oversee the retention or activities of L&A with respect to our executive compensation program and did not engage L&A in any other capacity for fiscal year 2012.

The Compensation Committee may delegate its responsibilities to one or more individual Committee members to the extent permitted by law, the listing standards of the NYSE and the Compensation Committee’s charter.

COMPENSATION PHILOSOPHY AND OBJECTIVES

A fundamental element of our competitive position continues to be the ability to attract and retain individuals who can successfully lead the organization and drive the execution of our operational and commercial objectives. The compensation programs adopted by the Compensation Committee are intended to provide compensation and incentive opportunities to our executive officers, including named executive officers, and other employees that are competitive and provide the motivation to deliver superior effort and performance in order to increase value for our shareholders. The primary objectives of our compensation program are to provide competitive pay opportunities that are commensurate with the Company’s performance, recognize individual contributions and achievements, and retain and attract qualified employees and executive officers, including our named executive officers, who are focused on our near-term goals and long-term success.

Specifically, the executive compensation program is designed to:

•	ensure that the compensation program supports the achievement of our short-term and long-term strategic plans by retaining and attracting executive officers critical to our long-term success;

•	reward each of our executive officers for long-term strategic management and for their individual contributions to enhance shareholder value;

•	offer incentives to motivate performance with respect to individual and company-wide goals and metrics, as well as our performance relative to our competitors; and

•	focus the commitment of our executive officers on the long-term interests of our shareholders through equity awards.

Periodically, the Compensation Committee reviews the objectives and components of our executive compensation program to ensure they are appropriate and achieve their intended purpose, while allowing us to keep compensation costs manageable. To establish compensation parameters for our executive officers, including our named executive officers, the Compensation Committee evaluated the information provided by L&A relative to a compensation peer group (discussed below), including each element of compensation separately and the total direct compensation (the combined value of annual base salary, annual incentives and long-term incentive grants) for each executive officer. It is our belief that, while the market 50th percentile represents a desirable benchmark for the components of our compensation program, the combined value represented by total direct compensation can exceed the market 50th percentile, provided that certain factors are met; most notably, superior Company performance as compared to our compensation peer group. From the data and analysis provided by L&A, the Compensation Committee concluded that, for fiscal year 2012, overall base salaries and annual incentives for our named executive officers are aligned with the market 50th percentile of our compensation peer group and that the value of long-term incentive awards is at or near the market 75th percentile of our compensation peer group in recognition of superior performance, in particular as measured against our approved fiscal year 2012 corporate goals and metrics. Moreover, the Compensation Committee determined that our process for determining executive compensation is well aligned with shareholder interests. The Compensation Committee will consider the results of the shareholder vote on the non-binding resolution with respect to approval of the compensation of our named executive officers contained in this proxy statement in determining its compensation policies and practices in the future.

CONSIDERATIONS

In making compensation determinations relative to our executive officers, the Compensation Committee takes into account the following important considerations:

Company Results

We believe that the compensation provided to our executive officers should be closely related to the Company’s overall results as measured against goals approved by the Board of Directors each year. The Compensation Committee evaluates each individual’s overall contribution to the Company’s ongoing and long-term performance and approves performance targets, which include safety and financial measures, and also establishes incentive compensation targets for each individual executive officer, expressed as a percentage of annual base salary. Compensation targets are correlated with competitive market data and provide for differentiation in job responsibilities.

Individual Performance

At the beginning of fiscal year 2012, our President and Chief Executive Officer, Mr. Saltiel, made recommendations to the Compensation Committee for the individual performance objectives for each executive officer, other than himself, based upon the responsibilities assigned to each executive. These objectives included both objective factors such as the executive’s role in achieving the goals and metrics considered in the formula-based portion of the bonus discussed below, as well as subjective factors such as overall corporate results, execution of newbuild and other rig projects, achievement of safety and operational excellence, achievement of fleet manning requirements, successful implementation of an enterprise resource planning system, employee development, and the extension of our contract backlog.

Competitive Benchmarking

The Compensation Committee considers competitive industry data in making executive pay determinations and utilizes an executive compensation benchmarking peer group of companies (“compensation peer group”) which the Compensation Committee believes is the most appropriate benchmarking peer group. The compensation peer group reflects the scope, complexity and profile of our operations and is comprised of ten companies: Diamond Offshore Drilling, Inc., Ensco plc, Helmerich & Payne, Inc., Hercules Offshore, Inc., Noble Corporation, Oceaneering International, Inc., Oil States International, Inc., Patterson-UTI Energy, Inc., Precision Drilling Corporation and Rowan Companies, Inc. The compensation peer group was developed with the input of L&A and includes some of the larger offshore drilling companies with which we compete for business and talent as well as other relevant companies with levels of revenues and assets similar to ours. The Committee will review and refine the compensation peer group periodically, as appropriate, based on, among other things, the recommendations made by L&A.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package consisting of base salary, annual cash incentive bonus and long-term stock incentive awards. The Compensation Committee may vary, from time to time, the composition and structure of the compensation program, the allocation among components and the criteria associated with each component. The incorporation of cash and equity elements is intended to balance the reward associated with short-term performance with the potential for achieving longer term results, as well as with effective retention. The mix of pay elements is relevant to the compensation determinations made by the Compensation Committee. The Compensation Committee utilized information provided by L&A in the analysis of each component and the mix of these components as compared to our compensation peer group. In addition, each of our named executive officers are provided with change-in-control agreements, perquisites and benefits. Each one of these elements of compensation serves a particular purpose, as discussed below.

For 2012, our executive compensation program consisted of five components:

•	base salaries;

•	annual cash incentive bonuses;

•	long-term stock-based incentive compensation;

•	change-in-control arrangements; and

•	perquisites and benefits.

Base Salaries

Base salaries, which are tied to the calendar year rather than fiscal year, compensate our executive officers for services rendered and are set in proportion to the job responsibilities of each individual. At the discretion of the Compensation Committee, the salaries of our executive officers are generally reviewed following the end of each fiscal year in recognition of individual performance. We seek to compensate for market movement of salaries in our compensation peer group, utilizing data provided by L&A relative to competitive trends and other relevant information to determine individual salary adjustments as warranted. Mr. Saltiel’s salary is determined by the Compensation Committee and is approved by the Company’s independent directors acting as a group, whereas the salaries of other executive officers are determined by the Compensation Committee with input and recommendations from Mr. Saltiel. In addition to job responsibility and competitive market salary movement, we give consideration to individual performance, to the ordinal rank of pay level for each executive, and to our overall financial condition and industry conditions.

Base salaries for the 2012 calendar year were set in December 2011 for each of the named executive officers as follows:

Executive Officer	2012 Base Salary	% Increase over 2011
Robert J. Saltiel	$703,000	4.0%
Mark L. Mey	$416,000	4.0%
Glen P. Kelley	$322,400	4.0%
Arthur M. Polhamus	$280,800	4.0%
Barry M. Smith	$262,500	8.0%

Changes for 2013. Effective January 1, 2013, the Compensation Committee approved increases in base salaries for our named executive officers, other than Mr. Kelley, based on market data provided by L&A as follows:

Executive Officer	2013 Base Salary	% Increase over 2012
Robert J. Saltiel	$738,000	5.0%
Mark L. Mey	$440,000	5.8%
Arthur M. Polhamus	$330,000	17.5%
Barry M. Smith	$315,000	20.0%

Mr. Kelley resigned from his role as Senior Vice President, Marketing and Business Development effective January 1, 2013, and pursuant to the terms of the agreement governing his transition, is provided a salary of $100,000 for 2013. See “Agreement with Mr. Kelley,” below. Base salaries for 2013 for Messrs. Polhamus and Smith reflect market adjustments to the market 50th percentile for the base salaries of these officers and internal and external comparisons of job responsibilities.

Annual Incentive Bonuses

We provide incentive compensation to our executive officers in the form of an annual cash incentive bonus relating to safety, financial, operational and individual achievements during the prior fiscal year for the purpose of rewarding and recognizing their contributions toward approved Company goals and metrics, encouraging further individual contributions to shareholder value.

The fiscal year 2012 target incentive bonus amounts were determined by the Compensation Committee as a percentage of annual base salary in the range of competitive bonus amounts of our compensation peer group as furnished by L&A. These targets for our named executive officers ranged from 50% to 200% for Mr. Saltiel, from 37.5% to 150% for Mr. Mey, from 32.5% to 150% for Mr. Kelley, and from 27.5% to 110% for Mr. Polhamus and Mr. Smith. These targets are based upon achievement of threshold, target, or stretch measures of performance as described herein, and are designed to place a significant portion of total direct compensation at risk, generally with a greater portion of total compensation at risk the more senior the executive. Executive officers must meet threshold levels of performance for each measure in order to receive any payout for the respective measure. Target bonus awards are subject to review based on market movement as well as to pro-rata adjustment due to promotions occurring during the fiscal year or other relevant changes in job responsibilities.

The Compensation Committee set a portion equal to 50% of the incentive bonus target to be formulaic and directly linked to the achievement of Company-wide goals and metrics and individual objectives approved previously by our Board of Directors. The final determinations of this portion of the annual incentive bonus are based upon the extent to which results for the fiscal year met, failed to meet or exceeded our established goals and metrics. The goals and metrics for the Company include results related to safety, financial performance, and share price performance, as well as approved individual objectives for each executive officer.

The remaining 50% of the annual incentive bonus awarded to each executive officer was non-formulaic and was determined by the Compensation Committee’s subjective assessment of a broader set of factors including, but not limited to, overall corporate results, execution of newbuild and other projects, achievement of safety and operational reliability targets, achieving fleet manning requirements, implementation of an enterprise resource planning system, strategy development, employee development, and the expansion of our contract backlog, as well as each executive officer’s individual performance and contributions.

The combination of the formula-based and the non-formulaic portions of the annual incentive bonus are designed to result in decisions for our executive officers that sharpen the focus on our key performance measures and enable a closer alignment with shareholder value creation and competitive norms. The Compensation Committee believes that the non-formulaic factors ensure that our executive officers focus on a broader set of financial, operational and other factors, and the Committee’s subjective assessment of these factors enables closer alignment of executive officer pay levels with shareholder value creation and talent attraction, motivation and retention in a challenging competitive environment. The Compensation Committee seeks input from Mr. Saltiel on executive officer performance and internal equity for executive officers other than himself. In determining the individual bonus amounts paid to our executive officers, following review of fiscal year 2012 results and individual performance, the Compensation Committee also reviewed information provided by L&A with regard to compensation practices, trends, and target levels of compensation within our compensation peer group.

Company Goals and Metrics

Recommendations were made by Mr. Saltiel at the beginning of fiscal year 2012 for the Company’s goals and metrics, and these recommendations were subsequently reviewed as appropriate and endorsed by the

Compensation Committee. In determining the goals and metrics for fiscal year 2012, the Committee linked the metrics to the Company’s budget as approved by the Board of Directors. For each performance measure, the Compensation Committee established appropriate metrics and specific targets as shown below. Each metric was associated with a threshold, target and a stretch level of possible achievement. Each performance measure also was assigned a weighting factor to reflect the Company’s goals and priorities as interpreted by the Compensation Committee.

Performance Category	Metric	Weight	Threshold	Target	Stretch
Safety Performance	Total Recordable Incident Rate (“TRIR”)(1)	12.5%	0.85	0.77	0.68
	Incident Severity Rate(2)	12.5%	19	16	13
Financial Performance	Net Income ($ in millions)(3)	45%	$215.7	$246.0	$271.6
Relative Stock Performance	Stock Price Performance vs. Metrics Peer Group	15%	3rd Quartile	4 of 7	1st Quartile
Individual Objectives	See “Individual Objectives” below.	15%

(1)	TRIR is the number of recordable incidents per 200,000 man hours.
(2)	Incident Severity Rate is the number of lost time days due to work related injuries per 200,000 man hours.
(3)	For purposes of determining achievement of this metric, net income is calculated in accordance with GAAP.

Safety Performance. For fiscal year 2012, the Compensation Committee determined to divide the Safety Performance measure into two equally weighted components, TRIR and Incident Severity Rate. Incident Severity Rate was added to provide a measure of the level of seriousness of recordable injuries, which is not reflected in the TRIR metric. The Incident Severity Rate complements the TRIR metric and the Compensation Committee believes the combination of these two measures better reflects the Company’s safety performance. In determining target, threshold and stretch levels for safety performance, the Compensation Committee reviewed the Company’s current and historical safety goals and performance, the overall expectations of our clients, and also standards of excellence in safety performance established by the International Association of Drilling Contractors, of which the Company is an active member.

Financial Performance. In determining net income levels, the Compensation Committee considered the Company’s approved historical and projected operating budgets, financial performance and strategic goals. The Compensation Committee believes that net income is a financial measure widely used by financial analysts and investors in evaluation our performance and that tying a significant portion of our named executive officers’ annual incentive bonus to this measure more closely aligns these officers’ interests with those of our shareholders.

Relative Stock Performance. Stock performance is measured against the following “metrics peer group”: Diamond Offshore Drilling, Inc., Ensco plc, Noble Corporation, Rowan Companies, Inc., Seadrill Ltd., and Transocean, Ltd. The Compensation Committee recognizes that each of these metrics peer group companies is associated with revenue levels, rig fleet sizes and market capitalization levels that are higher than the Company’s. However, the Compensation Committee has included them due to fundamental features of their rig operations, safety focus, client services and competitive conditions.

Individual Objectives. Achievement of individual objectives by each executive officer comprises the remaining 15% of the formulaic portion of the annual bonus. These objectives are approved by the Compensation Committee based on recommendations from Mr. Saltiel for each of the other executive officers, and by the Committee’s own determination as it relates to the individual objectives for Mr. Saltiel. The individual objectives are designed to align each executive officer’s performance with the achievement of the key strategic priorities for the Company in the fiscal year and to focus each executive officer’s efforts in areas where they may exert the greatest influence given each officer’s scope of responsibility. Mr. Saltiel’s objectives are designed to reflect the most critical Company-wide objectives for the fiscal year and cover all functions.

Individual Bonus Parameters

In connection with the establishment of the above measures and after consideration of information provided by L&A regarding competitive incentive targets and the Compensation Committee’s own determination of appropriate incentive levels to encourage achievement of such measures, the Compensation Committee established bonus percentage multiples as a function of 2012 calendar year base salary for each executive officer, which multiples were tied to achievement of the threshold, target or stretch levels for each metric. The multiples for the named executive officers are as follows:

Executive Officer	Threshold	Target	Stretch
Robert J. Saltiel	50%	100%	200%
Mark L. Mey	37.5%	75%	150%
Glen P. Kelley	32.5%	65%	150%
Arthur M. Polhamus	27.5%	55%	110%
Barry M. Smith	27.5%	55%	110%

In setting multiples, the Compensation Committee believes that a stretch multiple greater than 100% was reflective of competitive norms and was appropriate for our executive officers. Multiples were established reflecting the Compensation Committee’s belief that the more senior the executive officer is, the greater the portion of total compensation that should be at risk. For each particular metric calculation, the Compensation Committee determined whether the Company had met the threshold, target or stretch level and then used the multiple of calendar year base salary for each executive officer, based upon the level achieved.

In the event a metric does not meet the threshold performance level, none of the bonus is earned for that metric. Similarly, achieving the stretch performance level earns the maximum percentage for a metric. In the event that a metric was achieved at a level between defined achievement levels, the Compensation Committee makes a linear interpolation to determine the bonus earned for that metric.

Evaluation of Performance Results

For fiscal year 2012, the Compensation Committee reviewed the Company’s overall results against approved corporate performance targets as follows:

Safety Performance. For fiscal year 2012, the Compensation Committee set the target for TRIR at 0.77. We concluded the fiscal year with a TRIR of 0.68 which met our stretch goal and represented a decrease from our TRIR of 1.14 achieved in fiscal year 2011. As the TRIR met the stretch goal, the Compensation Committee approved a level of payment of the portion of the annual bonus attributable to this metric for each named executive officer as shown below in the table under “Formulaic Portion of the Annual Incentive Bonus”. The Incident Severity Rate target for fiscal year 2012 was 16. We achieved an Incident Severity Rate of 1.4 in 2012, which significantly outperformed our stretch goal of 13. As the Incident Severity Rate outperformed the stretch goal, the Compensation Committee approved a level of payment of the portion of the annual bonus attributable to this metric for each named executive officer as shown below in the table under “Formulaic Portion of the Annual Incentive Bonus”.

Financial Performance. The net income target for fiscal year 2012 was $246.0 million as established by the Company’s fiscal year 2012 budget approved by the Board of Directors. We achieved actual net income of $272.2 million, which exceeded the target amount by $26.2 million. As the net income exceeded the stretch amount of $271.6 million, the Compensation Committee approved the level of payment of the portion of the annual bonus attributable to this metric for each named executive officer as shown below in the table under “Formulaic Portion of the Annual Incentive Bonus”.

Relative Stock Performance. Fiscal year 2012 stock price performance compared against our metrics peer group ranked third of seven companies. The Compensation Committee reviewed the achievement of this performance measure at a level between the approved target and the stretch amount and authorized the level of payment of the bonus amount attributable to this metric for each named executive officer as shown below in the table under “Formulaic Portion of the Annual Incentive Bonus”.

Individual Objectives. For fiscal year 2012, each of the executive officers, other than Mr. Saltiel, was evaluated on the achievement of his respective individual objectives by the Compensation Committee with input on performance provided by Mr. Saltiel. Mr. Saltiel’s performance against his individual objectives was determined by the Compensation Committee and ratified by the Company’s independent directors acting together as a group.

Mr. Saltiel, President and Chief Executive Officer, is responsible for the strategic decisions concerning the Company as well as having primary responsibility for the management of our business. Mr. Saltiel’s individual objectives were established by the Compensation Committee and included, among others, ensuring safe and reliable start-ups of the Atwood Condor and Atwood Mako and timely crewing, improving safety performance and metrics, ensuring implementation of minimum operating standards and a fleet-wide competency program, achieving term contracts for our newbuild units, achieving or exceeding budgeted revenues and earnings, increasing financial flexibility, and implementing an enterprise resource planning system. Based on these considerations, the Compensation Committee subjectively assessed Mr. Saltiel’s performance for fiscal year 2012 and determined that he achieved these objectives at an absolute level of 105%.

Mr. Mey, Senior Vice President and Chief Financial Officer, is primarily responsible for financial matters such as establishing cash flow and earnings estimates, implementing our annual budget process, ensuring appropriate funding for our strategic growth projects, maintaining internal financial controls, managing taxation issues and meeting financial reporting and compliance requirements. In addition, Mr. Mey provides oversight and leadership to the Company’s supply chain function. Mr. Mey’s individual objectives included, among others, securing financing for additional growth, implementing an enterprise resource planning system, optimizing the global supply chain function, and streamlining the financial reporting process. The Committee subjectively assessed Mr. Mey’s performance for fiscal year 2012 and determined that he achieved these objectives at an absolute level of 95%.

Mr. Kelley, Senior Vice President, Marketing and Business Development, was primarily responsible for contractual and marketing matters in fiscal year 2012 that drove and sustained Company revenue by impacting rig utilization and operating margin. Mr. Kelley’s individual objectives included, among others, the contracting of rigs with expiring contracts in calendar year 2012, closure of contracts for the newbuilds, Atwood Mako, Atwood Manta and Atwood Advantage, securing new clients for the Company, and contracting to reactivate or divest our stacked units. The Committee subjectively assessed Mr. Kelley’s performance for fiscal year 2012 and determined that he achieved these objectives at an absolute level of 95%.

Mr. Polhamus, Vice President, Operations, is the Company’s principal operating officer and is responsible for the overall direction and oversight of worldwide rig operations. Mr. Polhamus’s individual objectives included, among other things, improving safety results, developing an employee development program, establishing minimum operating standards, operational reliability, and operational readiness for the Atwood Condor and Atwood Mako. The Committee subjectively assessed Mr. Polhamus’s performance for fiscal year 2012 and determined that he had achieved these objectives at an absolute level of 110%.

Mr. Smith, Vice President, Technical Services, is responsible for the Company’s engineering and maintenance functions. He also leads the group charged with the execution of the Company’s newbuild construction projects and activities as well as regulatory, maintenance and upgrade projects that may involve the active rig fleet. Mr. Smith’s individual objectives included, among others, timely delivery of the Atwood Condor and Atwood Mako, completion of other projects according to respective schedules, implementation of new maintenance protocols, and operational reliability. The Committee subjectively assessed Mr. Smith’s performance for fiscal year 2012 and determined that he achieved these objectives at an absolute level of 110%.

The Compensation Committee endorsed the determinations made by Mr. Saltiel with respect to the level achieved by each named executive officer, and determined the level achieved by Mr. Saltiel, which were collectively between 95% and 110%, as shown below:

Executive Officer	Weight of FY2012 Formula - Based Individual Objectives		Absolute Level Achieved (1)		Adjusted Weight		Annual Bonus Target as % of Salary		Level Achieved as % of Bonus Target
Robert J. Saltiel	15%	x	105%	=	15.8%	x	100%	=	15.8%
Mark L. Mey	15%	x	95%	=	14.3%	x	75%	=	10.7%
Glen P. Kelley	15%	x	95%	=	14.3%	x	65%	=	9.3%
Arthur M. Polhamus	15%	x	110%	=	16.5%	x	55%	=	9.1%
Barry Smith	15%	x	110%	=	16.5%	x	55%	=	9.1%

(1)	This column reflects the overall assessment of individual performance results measured against established individual objective for fiscal year 2012.

Formulaic Portion of the Annual Incentive Bonus.

At the end of fiscal year 2012, the Compensation Committee completed the evaluation of our results and the weighing of metrics discussed above to ensure that the formula-driven portion of the incentive bonus determinations was appropriate and commensurate with the accomplishments posted. Formulaic bonus determinations for fiscal year 2012 for named executive officers were as follows:

Corporate Goals and Metrics			Adjusted Level by Named Executive Officer
Metrics	Weight	Level Achieved	Mr. Saltiel	Mr. Mey	Mr. Kelley	Mr. Polhamus	Mr. Smith
TRIR	12.5%	Stretch	25.0%	18.8%	18.8%	13.8%	13.8%
Incident Severity Rate	12.5%	Stretch	25.0%	18.8%	18.8%	13.8%	13.8%
Net Income	45%	Stretch	90.0%	67.5%	67.5%	49.5%	49.5%
Stock Price Performance vs. Metrics Peer Group	15%	Between Target and Stretch	21.7%	16.3%	15.4%	11.9%	11.9%
Individual Objectives	15%	95% to 110%	15.8%	10.7%	9.3%	9.1%	9.1%

Total Formulaic Percentage	100%		177.4%	131.9%	129.7%	98.0%	98.0%

Annual Base Salary			$703,000	$416,000	$322,400	$280,800	$262,500
Formulaic Portion—50% of Annual Base Salary times Total Formulaic Percentage			$623,500	$274,500	$209,000	$137,500	$128,500

Non-Formulaic Portion of Annual Incentive Bonus

For each of the executive officers, other than Mr. Saltiel, the Compensation Committee determined the non-formulaic portion of the annual incentive bonus by assessing the officer’s performance against individual objectives with consideration being given to other relevant factors not covered directly by the individual objectives, including, but not limited to, overall corporate results, execution of newbuild and other projects, achievement of safety and operational reliability targets, achieving fleet manning requirements, implementation of an enterprise resource planning system, employee development, the expansion of our contract backlog, and other factors as they related to both individual and overall Company performance in fiscal year 2012. The competitive compensation data provided by L&A for the position held by each officer was also considered, as appropriate. The Committee awarded Mr. Saltiel an amount for the non-formulaic portion of the annual incentive bonus, primarily based on the Committee’s assessment of his personal contributions, his leadership, and the performance of the Company in key functional areas. Non-formulaic bonus determinations for fiscal year 2012 for named executive officers were as follows:

	Mr. Saltiel	Mr. Mey	Mr. Kelley	Mr. Polhamus	Mr. Smith
Annual Base Salary	$703,000	$416,000	$322,400	$280,800	$262,500
Total Non-Formulaic Percentage	182.6%	138.0%	112.3%	101.5%	115.4%
Non-Formulaic Portion—50% of Annual Base Salary times Total Non-Formulaic Percentage	$642,000	$287,100	$181,000	$142,500	$151,500

Final Bonus Determination.

At the end of fiscal year 2012, the Compensation Committee completed the evaluation of our results and the weighing of metrics discussed above to ensure that the combined formula-driven and the non-formulaic portions of the incentive bonus determinations, which are intended to reward the performance and contributions of our executive officers, were appropriate and commensurate with the accomplishments posted. In addition, the Compensation Committee reviewed the market survey information provided by L&A to ensure that the incentive bonus amounts resulting from this evaluation fully support our compensation philosophy and are closely aligned with shareholder interests. The Compensation Committee made the final bonus determinations for our named executive officers as follows:

	Mr. Saltiel	Mr. Mey	Mr. Kelley	Mr. Polhamus	Mr. Smith
Annual Base Salary	$703,000	$416,000	$322,400	$280,800	$262,500
Approved Multiplier (“Target”) as % of Annual Salary	100.0%	75.0%	65.0%	55.0%	55.0%
Bonus Target Amount—Target x Annual Base Salary	$703,000	$312,000	$209,560	$154,440	$144,375
Formulaic Portion	$623,500	$274,500	$209,000	$137,500	$128,500
Non-Formulaic Portion	$642,000	$287,100	$181,000	$142,500	$151,500

Total Bonus Amount	$1,265,500	$561,600	$390,000	$280,000	$280,000

Total Bonus Amount as % of Salary	180%	135%	121%	100%	107%
Total Bonus Amount as % of the Maximum Bonus Opportunity	90%	90%	81%	91%	97%

The Compensation Committee’s incentive bonus recommendations were endorsed by L&A based upon its review of relevant competitive information, including analysis of incentive and performance-related bonus amounts paid by our compensation peer group for comparable jobs at the market 50th percentile level and of the proportion represented by bonus amounts in the total direct compensation for each benchmarked job. The bonus amounts recommended by the Compensation Committee for fiscal year 2012 are higher than the market 50th percentile level in recognition of superior Company results and are generally aligned with competitive market data. The proportion represented by the bonus amounts as a percentage of the total direct compensation remains within the overall competitive range. The Compensation Committee believes that the recommended fiscal year 2012 incentive bonus awards support the objectives of our compensation program.

Long-Term Stock Incentive Awards

The Compensation Committee considers stock ownership by management through stock-based compensation arrangements beneficial in aligning management’s and shareholders’ interests. Under the provisions of our shareholder-approved Atwood Oceanics, Inc. Amended and Restated 2007 Long-Term Incentive Plan, as amended (the “2007 Plan”), the Compensation Committee has the ability to grant stock options, restricted stock awards, stock appreciation rights (“SARs”), and performance units to eligible employees and to grant nonqualified stock options, restricted stock awards, SARs and performance units to eligible directors.

The Compensation Committee grants long-term incentive awards to our executive officers, including our named executive officers, in line with competitive market norms based upon each officer’s performance in a fiscal year. These awards are primarily designed to tie a portion of each executive officer’s compensation to longer-term future performance of the Company and to support the philosophy adopted by the Compensation Committee. The grant determinations are made by the Compensation Committee using as a reference the relevant competitive market information and recommendations provided to the Compensation Committee by L&A, in order to provide an appropriate level of total direct compensation compared to compensation of executive officers in our compensation peer group. The Compensation Committee sets the individual grant values to reflect (a) the level of responsibility of each executive officer and his potential impact on the long-term success of the business, (b) the intent to encourage distinctive levels of long-term performance and contributions, (c) talent retention considerations as appropriate, and (d) tenure with the Company.

Determination of Awards

For fiscal year 2012, the Compensation Committee awarded annual grants of restricted stock awards and stock options to our named executive officers. The Compensation Committee also determined to grant a special award of performance-based restricted stock units for fiscal year 2012. For fiscal year 2013, the Compensation Committee determined to replace the annual grant of stock options with an annual grant of performance-based restricted stock units. In determining to award performance-based restricted stock units in 2012 and 2013, the Compensation Committee considered and recognized the increased level of competition for senior level talent in the offshore drilling industry, competitive pay for performance practices, and the unprecedented execution challenges that the Company anticipates over the next several years, including delivery, contracting, manning and start-up of newbuild rigs. Furthermore, the Compensation Committee intends to ensure a strong level of alignment between the prospective compensation provided to our named executive officers and the measurable outcomes of superior longer-term performance. In so doing, the Compensation Committee determined to provide our executive officers, including our named executive officers, with meaningful incentives to focus on and achieve industry-leading share price performance for the Company relative to its major offshore drilling peers. The Compensation Committee also reviewed information and recommendations provided to the Compensation Committee by L&A, as well as relevant information provided by the Company’s outside legal and tax counsel.

For annual long-term incentive awards, the Compensation Committee determines the number of awards granted each year by first determining a target aggregate grant date fair value to be awarded to each named executive officer. The target aggregate grant date fair value is then allocated among the types of awards granted for such year. For fiscal year 2012, the Compensation Committee determined to allocate the target aggregate grant date fair value equally between restricted stock awards and stock options. For the special awards of performance-based restricted stock units in fiscal year 2012, the Compensation Committee established a separate target grant date fair value for such awards for each named executive officer based on a multiple of such officer’s 2012 salary. For fiscal year 2013, the Compensation Committee determined to allocate the target aggregate grant date fair value equally between restricted stock and performance-based restricted stock units.

We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Restricted Stock Awards

Restricted stock awards granted to named executive officers under the 2007 Plan “cliff” vest 100% at the end of the three year period following the date of grant, subject to accelerated vesting upon a change-in-control.

Stock Options

Non-qualified stock options granted to named executive officers under the 2007 Plan vest 25% each year, beginning one year from the date of grant, subject to accelerated vesting upon a change-in-control. The exercise price of stock options is equal to the closing market price of our common stock on the NYSE on the date of grant. We do not grant options with a grant date prior to the date of Compensation Committee approval of the grant.

Performance-Based Restricted Stock Units

Performance-based restricted stock units granted to named executive officers under the 2007 Plan vest on the third anniversary of the date of grant with respect to a number of shares of our common stock determined by comparing our total shareholder return (“TSR”) over a three-year performance period relative to the TSR of our metrics peer group composed of Diamond Offshore Drilling Inc., Ensco plc, Noble Corporation, Rowan Companies, Inc., Seadrill Ltd. and Transocean Ltd. The Compensation Committee selected the metrics peer group due to the relative scope, complexity and profile of the Company’s operations. Performance-based restricted stock units are subject to acceleration upon a change-in-control. At the end of a three-year performance period, each company in the metrics peer group is ranked from high to low based on the TSR achieved. The award payment schedule for each named executive officer is determined based on the Company’s TSR rank as follows:

TSR Rank	Percentage Earned
1	200%
2	150%
3	100%
4	75%
5	50%
6	0%
7	0%

The Compensation Committee believes the performance component aligns with our compensation philosophy of rewarding performance relative to our competitors and rewarding enhancement of shareholder value.

Fiscal Year 2012 Long-Term Incentive Award Grants

In December 2011, the Compensation Committee recommended long-term incentive award grants for fiscal year 2012 to our named executive officers as follows:

Executive Officer	Target Aggregate Grant Date Fair Value	Restricted Stock Awards	Stock Options Awards
Robert J. Saltiel	$2,500,000	30,048	73,964
Mark L. Mey	$900,000	10,817	26,628
Glen P. Kelley	$620,000	7,452	18,344
Arthur M. Polhamus	$450,000	5,409	13,312
Barry M. Smith	$450,000	5,409	13,312

The number of restricted stock awards granted was obtained by dividing an amount equal to 50% of the target aggregate grant date fair value by the grant date fair value of a restricted stock award. The number of stock options granted was obtained by dividing an amount equal to 50% of the target aggregate grant date fair value by the grant date fair value of a stock option. The grant date fair value of restricted stock awards and stock options granted for fiscal year 2012 was determined in accordance with ASC Topic 718. For additional information, see Note 3 to our consolidated financial statements in our 2012 Form 10-K.

The Compensation Committee separately approved special awards of performance-based restricted stock units with target aggregate grant date fair values for each named executive officer based on a multiple of such officer’s 2012 salary, as follows:

Executive Officer	Calendar Year 2012 Salary	Salary Multiple	Target Grant Date Fair Value	Performance- Based Restricted Stock Units (1)
Robert J. Saltiel	$703,000	2x	$1,406,000	35,327
Mark L. Mey	$416,000	2x	$832,000	20,905
Glen P. Kelley	$322,400	2x	$644,800	16,202
Arthur M. Polhamus	$280,800	1.75x	$491,400	12,347
Barry M. Smith	$262,500	1.75x	$459,375	11,543

(1)	The performance period for performance-based restricted stock units granted for fiscal year 2012 begins January 1, 2012 and ends December 31, 2014. The award payment schedule for each named executive officer will be determined based on the Company’s TSR rank as set forth in “Long-Term Incentive Awards—Performance-Based Restricted Stock Units” above.

The number of performance-based restricted stock units awarded was obtained by dividing the target grant date fair value for such awards by the grant date fair value of a performance-based restricted stock unit. The grant date fair value of performance-based restricted stock units was determined in accordance with ASC Topic 718. For additional information, see Note 3 to our consolidated financial statements in our 2012 Form 10-K.

Fiscal Year 2013 Long-Term Incentive Award Grants

In December 2012, the Compensation Committee recommended granting long-term incentive awards for fiscal year 2013 to our named executive officers as follows:

Executive Officer	Target Aggregate Grant Date Fair Value	Restricted Stock Awards	Performance-Based Restricted Stock Units (1)
Robert J. Saltiel	$3,515,000	37,402	37,779
Mark L. Mey	$1,665,000	17,717	17,896
Glen P. Kelley (2)	$0	0	0
Arthur M. Polhamus	$705,000	7,502	7,577
Barry M. Smith	$660,000	7,023	7,094

(1)	The performance period for performance-based restricted stock units granted for fiscal year 2013 begins January 1, 2013 and ends December 31, 2015. The award payment schedule for each named executive officer will be determined based on the Company’s TSR rank as set forth in “Long-Term Incentive Awards—Performance-Based Restricted Stock Units” above.
(2)	Mr. Kelley resigned from his role as Senior Vice President, Marketing and Business Development effective January 1, 2013, and pursuant to the terms of the agreement which governs his transition, is not eligible to participate in any awards under the Company’s long-term incentive plans. See “Agreement with Mr. Kelley”, below.

The number of restricted stock awards granted was obtained by dividing an amount equal to 50% of the target aggregate grant date fair value by the grant date fair value of a restricted stock award. The grant date fair value of restricted stock awards granted for fiscal year 2013 was determined in accordance with ASC Topic 718. The grant date fair value of restricted stock awards is based on the fair market value of our common stock on the date of grant. Under SEC rules, the grant date fair values exclude the impact of estimated forfeitures related to service-based vesting conditions.

The number of performance-based restricted stock units awarded was obtained by dividing an amount equal to 50% of the target aggregate grant date fair value by the grant date fair value of a performance-based restricted stock unit. The grant date fair value of performance-based restricted stock units was determined in accordance with ASC Topic 718 using a Monte Carlo simulation.

Change of Control Arrangements

We believe that the competitive marketplace for executive level talent and our desire to minimize turnover and retain our executive officers, including our named executive officers, requires us to provide certain severance benefits. We also believe the provision of these benefits serves the interests of our shareholders by encouraging certain valued employees to remain employed with the Company in the event of a change of control. The Company has entered into Change of Control Agreements with each named executive officer, including Mr. Saltiel, in replacement of any prior employment or other severance agreement entered into between the Company and the executive. The agreements standardize change of control benefits for our executive officers and provide benefits that are competitive to those provided by our compensation peer group. Each agreement contains “double-trigger” requirements for payments relating to termination of employment other than for cause following a change of control. For more information regarding change of control arrangements, see “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

The Compensation Committee believes the provision of such change of control benefits is competitive and appropriate in light of our compensation peer group. In reaching such determination, the Compensation Committee considered L&A’s change of control analysis, surveys, and reviewed the amounts payable by the compensation peer group to similarly situated executives in the event of a termination of employment in connection with a change of control.

Benefits relating to termination of employment in a post change of control employment period payable to Mr. Saltiel and the other named executive officers were considered as part of their overall compensation packages.

Agreement with Mr. Kelley

On October 1, 2012, the Company and Mr. Kelley entered into an agreement to govern the transition term during which Mr. Kelley will remain at the Company as a non-executive employee (the “Agreement”). Pursuant to the Agreement, Mr. Kelley will assist the Company with such matters as the Company may reasonably request, including assisting with the transition to his successor and serving as a liaison with clients. Prior to his resignation as Senior Vice President, Marketing and Business Development, Mr. Kelley’s salary and benefits remained unchanged through January 1, 2013. During the transition term commencing January 1, 2013, Mr. Kelley will receive a salary of $100,000 and will continue to be eligible to participate in the Atwood Oceanics Retirement Plan. During such term, Mr. Kelley will not be eligible to (i) participate in any awards under the Company’s long-term incentive plans, (ii) receive an annual bonus, or (iii) continue participation in Atwood’s other benefit plans.

Any unvested stock options or performance-based units held by Mr. Kelley will continue to vest during the transition term according to the terms of such awards. On December 31, 2013, any unvested stock options or performance-based units previously granted to Mr. Kelley will be forfeited. Any unvested shares of restricted stock held by Mr. Kelley will continue to vest during the transition term pursuant to the terms of such awards, provided that 2/3 of the shares included in the restricted stock award granted to Mr. Kelley in December 2010 will vest on January 1, 2013 and be issued on July 2, 2013 and, subject to his continued employment through December 9, 2013, the remaining  1/3 of such shares will vest on such date. Any other unvested shares of restricted stock held by Mr. Kelley will be treated in accordance with the terms of the applicable incentive agreements and plans, such that  2/3 of the shares included in the restricted stock award granted to Mr. Kelley in December 2011 will vest on December 31, 2013. In exchange for entering into non-disclosure and non-compete provisions included in the Agreement and executing a waiver and release form, on January 31, 2014, Mr. Kelley will receive a lump sum cash payment of $150,000.

Perquisites and Benefits

Named executive officers are eligible to participate in the Company’s benefit plans on the same terms as other employees. The Company’s 401(k) plan (the “Retirement Plan”) is a qualified defined contribution plan which allows employees, including named executive officers, to save for retirement through a tax-advantaged combination of employee and Company contributions. Employee contributions are matched by the Company up to 200% of the first 5% of compensation contributed by the employee. Named executive officers are also eligible for participation, along with certain senior management personnel, in the non-qualified Benefit Equalization Plan, a program that allows for tax-deferred employee contributions and Company matching contributions, at the same rate as in the Retirement Plan, on the employee’s compensation in excess of certain limits imposed on the Retirement Plan by the Internal Revenue Code. The benefits provided through elective participation in the Benefit Equalization Plan are secured through a Rabbi Trust and all vested amounts must be withdrawn in a participant’s elective period not to exceed five years commencing six months following termination of employment. Company contributions under the Retirement Plan are subject to a six-month waiting period and vesting in the employee’s Company matching contribution account under both the Retirement Plan and the Benefit Equalization Plan does not occur until the completion of three years of service.

The Company also provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program. Named executive officers are covered under the Company’s Salary Continuation Plan, formerly named the Executive Life Insurance Plan, which provides for salary continuation to the executive’s beneficiary upon the executive’s death. Payments equal to 2.5 times annual salary are payable in 30 installments or, in the event of death due to accidental causes, payments equal to five times annual salary are payable in 60 installments. In addition, the Company provides each of our named executive officers the benefit of membership to a designated luncheon and exercise facility and reimbursements of up to $2,000 for a yearly, comprehensive physical examination. Certain named executive officers are also provided supplemental life insurance benefits. The increased life insurance benefits offered to our named executive officers respond to competitive considerations and to the importance of each officer to our long term success.

STOCK OWNERSHIP POLICY

In furtherance of the Board of Director’s goal of promoting sound corporate governance practices, in December 2011, the Board of Directors adopted a stock ownership policy to further ensure the alignment of the financial interests of the Company’s directors and senior employees with those of its shareholders. We believe that it is important that directors and senior employees maintain a certain level of ownership of shares of our common stock, and this policy is designed to help achieve this objective and further highlight and promote our commitment to sound corporate governance. Executive officers and directors subject to this policy are required to achieve a minimum ownership requirement by four years from the later of (a) December 31, 2011 or (b) being elected a director, being named an executive officer or otherwise being designated as a covered employee. Upon achieving his or her respective minimum ownership requirement, each director or covered employee must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the director or covered employee remains subject to this policy.

Each director and covered employee must maintain the number of qualifying shares of common stock, as defined in the policy, with a fair market price equal to a multiple of the director’s base annual retainer or the covered employee’s annual base salary. For directors, the minimum ownership requirement is four times the base annual retainer. For Mr. Saltiel, the minimum ownership requirement was set at five times his annual base salary; for Messrs. Mey and Kelley, the minimum ownership requirement was set at three times their respective annual base salary and for Messrs. Polhamus and Smith, the minimum ownership requirement was set at two times their respective annual base salary. By the first day of December of each year, directors and covered employees will be required to certify to the Compensation Committee their holdings of common stock and level of compliance with their minimum ownership requirement.

The failure by a director or covered employee to meet or to demonstrate sustained progress toward the achievement of the applicable minimum ownership requirement will result in the imposition of a restriction on sales of common stock and may result in a reduction in the value of future long term incentive grants or exclusion from future grants until compliance is achieved.

ASSESSMENT OF RISK AND RECOVERY OF COMPENSATION

Our Audit Committee and Board of Directors employ a risk management process conducted periodically to ensure that potential risks that might arise from any of our executive compensation practices and policies do not result in potential adverse impact on the Company, financially or otherwise. The Compensation Committee has reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each named executive officer;

•	the short-term performance metrics considered in annual bonus determinations are supplemented with diverse performance measures;

•	the members of the Compensation Committee who approve final bonus recommendations are independent; and

•

named executive officers receive the majority of their total direct compensation in the form of long-term incentives with multi-year vesting to align the interests of the named executive officers with long term value creation for our shareholders.

In addition, in the event that any executive officer is in violation of our Code of Business Conduct and Ethics or Code of Ethics for the Chief Executive Officer and Senior Financial Officers or applicable law or regulations or there is a downward adjustment or restatement of corporate financial or non-financial performance results, the Compensation Committee may seek recovery of compensation paid to the executive officers involved, whether in whole or in part, or take other remedial action as appropriate, to recover repayment of any bonuses or long-term incentive awards.

TAX CONSIDERATIONS

Section 162(m) of the Code limits the deductibility of compensation paid to each of our named executive officers to $1 million annually for federal income tax purposes unless the compensation is performance-based as described in Section 162(m) and the related regulations. In designing compensation plans and making compensation decisions, the Compensation Committee considers the potential deductibility of the proposed compensation. However, the Compensation Committee may elect to approve compensation that exceeds the limit in order to ensure competitive levels of compensation for our executive officers and if it believes that such compensation is in the best interests of the Company and its shareholders. As a result, certain compensation paid to our named executive officers may not be deductible by the Company for tax purposes.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Human Resources Committee:

Deborah A. Beck, Chair

George S. Dotson

Jack E. Golden

James R. Montague

Phil D. Wedemeyer

January 7, 2013

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)(3)	Option Awards (4)	Non-Equity Incentive Plan Compen- sation (5)	Change in Pension Values and Non-qualified Deferred Compen- sation Earnings (6)	All Other Compen- sation (7)	Total
		($)	($)	($)	($)		($)	($)	($)
Robert J. Saltiel (8)	2012	709,254	642,000	2,673,000	1,250,000	623,500	0	165,334	6,063,088
President and Chief	2011	682,000	346,500	1,137,500	1,137,500	346,500	15,506	135,270	3,800,776
Executive Officer	2010	514,600	851,569	3,000,000	0	233,400	2,200	35,800	4,637,600

Mark L. Mey (9)	2012	419,692	287,100	1,292,000	450,000	274,500	34,696	102,819	2,860,807
Senior Vice President,	2011	400,000	173,000	75,000	75,000	173,000	0	34,384	930,384
Chief Financial Officer	2010	56,400	60,000	321,400	0	0	—	3,100	440,900

Glen P. Kelley (10)	2012	325,282	181,000	963,000	310,000	209,000	25	56,330	2,044,637
Senior Vice President,	2011	335,725	134,000	275,750	275,750	134,000	19,319	61,631	1,236,175
Marketing and Business Development	2010	295,300	141,888	266,000	266,000	78,712	11,600	46,200	1,105,706

Arthur M. Polhamus (11)	2012	278,100	142,500	722,000	225,000	137,500	13,998	65,233	1,584,331
Vice President,	2011	180,000	167,000	200,000	0	55,500	0	9,113	611,613
Operations

Barry M. Smith	2012	257,640	151,500	690,000	225,000	128,500	44,955	44,498	1,542,093
Vice President,	2011	254,176	85,500	201,000	201,000	74,500	0	44,509	860,685
Technical Operations	2010	231,437	120,763	185,300	186,400	54,500	13,384	53,930	845,714

(1)	The amounts disclosed in this column reflect the non-formulaic portion of cash bonus awards earned for performance in the designated fiscal year but which are paid in December of the following fiscal year. See “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Incentive Bonuses.” For 2010, Mr. Saltiel’s bonus amount also includes a signing bonus of $500,000 received upon the commencement of his employment. For 2011, Mr. Polhamus’s bonus amount also includes a signing bonus of $100,000 received upon the commencement of his employment.
(2)	The amounts disclosed in this column include the grant date fair value of the restricted stock awards granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 3 to our consolidated financial statements in our 2012 Form 10-K.
(3)	The amounts disclosed in this column also include the grant date fair value of performance-based restricted stock units based on the achievement of target level performance conditions of the awards. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 3 to our consolidated financial statements in our 2012 Form 10-K. Assuming the highest level of performance conditions were achieved, the grant date fair value of performance-based restricted stock units granted in fiscal year 2012 would have been as follows: $2,846,000 for Mr. Saltiel; $1,684,000 for Mr. Mey; $1,306,000 for Mr. Kelley; $994,000 for Mr. Polhamus; and $930,000 for Mr. Smith.
(4)	The amounts disclosed in this column represent the aggregate grant date fair value of non-qualified stock options granted to each named executive officer in fiscal year 2012. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 3 to our consolidated financial statements in our 2012 Form 10-K.
(5)	The amounts disclosed in this column reflect the formulaic portion of cash bonus awards earned for performance in the designated fiscal year but which are paid in December of the following fiscal year. See “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Incentive Bonuses.”

(6)	Amounts for fiscal year 2011 listed as zero reflect negative earnings in the amount of $12,213 for Mr. Mey, $11,921 for Mr. Smith and $57 for Mr. Polhamus. Amounts for fiscal year 2012 listed as zero reflect negative earnings in the amount of $11,995 for Mr. Saltiel.
(7)	All other compensation for 2012 includes the following amounts:

Name	Company Contributions To Retirement Plan (A)	Company Contributions To Benefit Equalization Plan (B)	Payment For Discontinuance of Executive Benefit (C)	Other Compensation (D)	Total
Robert J. Saltiel	$25,000	$115,225	$18,363	$6,746	$165,334
Mark L. Mey	$10,892	$62,677	$16,140	$10,110	$102,819
Glen P. Kelley	$29,944	$0	$16,189	$9,567	$56,330
Arthur M. Polhamus	$16,380	$23,680	$15,316	$9,857	$65,233
Barry M. Smith	$27,739	$0	$15,717	$1,043	$44,498

(A)	Amounts reflect matching contributions made for fiscal year 2012 on behalf of each named executive officer to the Company’s 401(k) plan, which is qualified under applicable provisions of the Internal Revenue Code and provides for employee contributions matched by the Company at 200% of the first 5% of salary contributed by the employee (the “Retirement Plan”).
(B)	Amounts reflect matching contributions made for fiscal year 2012 on behalf of each named executive officer to the Company’s Benefit Equalization Plan, which is a non-qualified plan that permits tax-deferred contributions in excess of amounts permitted under the Retirement Plan and matching contributions of up to 200% of the first 5% of salary and bonus contributed by the employee.
(C)	Amounts reflect a one-time payment in fiscal year 2012 of $12,000 grossed up for taxes as consideration for the discontinuance of reimbursement of executive medical, dental and vision expenses.
(D)	Amounts include: (i) reimbursements of up to $6,000 during fiscal 2012 for qualifying executive medical, dental and vision expenses; (ii) payments on behalf of or reimbursements made to named executive officers during fiscal year 2012 for memberships to dining, golf or country clubs; (iii) payments on behalf of or reimbursements made to named executive officers during fiscal year 2012 of up to $2,000 for a yearly, comprehensive physical examination; and (iv) premiums paid for supplemental accidental death and dismemberment insurance for certain named executive officers.
(8)	Mr. Saltiel was first elected an officer in fiscal year 2010. Under the terms of the employment agreement entered into at the time, upon commencement of employment in December 2009, Mr. Saltiel was granted (i) 55,741 shares of restricted stock under the 2007 Plan with a grant date fair value of $2,000,000, subject to three year cliff vesting; and (ii) 27,871 shares of restricted stock under the 2007 Plan with a grant date fair value of $1,000,000, subject to four year cliff vesting as well as performance measures as agreed to by Mr. Saltiel and the Compensation Committee in December 2010. The reported grant date fair values assume that all shares will vest. The performance terms of Mr. Saltiel’s award provide that (i) 50% of the shares will vest on a graded basis upon achievement of certain levels of cumulative stock price performance against the performance of a defined peer group of other offshore drilling contractors and (ii) 50% of the shares will vest upon achievement of safety performance as measured by cumulative total recorded incident rate measured against the comparable metric reported by the International Association of Drilling Contractors.
(9)	Mr. Mey was first elected an officer in fiscal year 2010. In connection with his appointment, in August 2010, Mr. Mey was granted 12,500 shares of restricted stock under the 2007 Plan with a grant date fair value of $321,400, subject to four year cliff vesting as well as performance measures as agreed to by Mr. Mey and the Compensation Committee in December 2010. The performance terms of Mr. Mey’s award provide that shares will vest on a graded basis upon achievement of certain levels of cumulative share price performance against the comparable performance of a defined peer group of other offshore drilling contractors. The reported grant date fair value assumes that all shares will vest.
(10)	Mr. Kelley resigned from his role as Senior Vice President, Marketing and Business Development effective January 1, 2013.
(11)	Mr. Polhamus was first elected an officer of the Company in February 2011.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2012

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other stock awards number of shares (#) (3)	All other option awards: number of securities underlying options (#) (4)	Exercise or base price of option awards ($/Sh)	Grant Date Value Of Stock And Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert J. Saltiel	12/9/2011	175,750	351,500	703,000
	12/9/2011							30,048	73,964	$41.60	$2,500,000
	12/29/2011				0	35,327	70,654		—		$1,423,000

Mark L. Mey	12/9/2011	78,000	156,000	312,000
	12/9/2011							10,817	26,628	$41.60	$900,000
	12/29/2011				0	20,905	41,810		—		$842,000

Glen P. Kelley	12/9/2011	52,390	104,780	241,800
	12/9/2011							7,452	18,344	$41.60	$620,000
	12/29/2011				0	16,202	32,404		—		$653,000

Arthur M. Polhamus	12/9/2011	38,610	77,220	154,440
	12/9/2011							5,409	13,312	$41.60	$450,000
	12/29/2011				0	12,347	24,694		—		$497,000

Barry M. Smith	12/9/2011	36,094	72,187	144,375
	12/9/2011							5,409	13,312	$41.60	$450,000
	12/29/2011				0	11,543	23,086		—		$465,000

(1)	The amounts disclosed in these columns reflect the possible payouts under the formulaic portion of our cash bonus awards for fiscal year 2012. See “Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Incentive Bonuses.”
(2)	The amounts disclosed in these columns reflect the potential payouts pursuant to the performance-based restricted stock units granted on the date indicated. The performance-based restricted stock units were granted pursuant to our 2007 Plan and vest three years from the date of grant based on relative total shareholder return versus a peer group for the period beginning January 1, 2012 and ending December 31, 2014. The amount of the awards disclosed above is based on the target value of each award, but the amount which vests may range from 0% to 200% of the target award is based on actual relative total shareholder return.
(3)	Restricted stock awards were granted pursuant to our 2007 Plan and vest three years from the date of grant, subject to acceleration of vesting upon the occurrence of certain events related to termination of employment or change of control of the Company.
(4)	The non-qualified stock options were granted pursuant to our 2007 Plan with a term of ten years, subject to earlier termination in certain events related to termination of employment. Each option entitles the option holder to purchase one share of common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. Twenty-five percent of such options become exercisable at the end of each of year one, two, three, and four, respectively, from the date of grant. Subject to certain conditions, the exercise price may be paid by delivery of shares of common stock owned by the option holder prior to the option exercise, and tax withholding obligations related to exercise may be paid by offset of underlying shares of common stock.
(5)	The value of stock and option awards disclosed in this column represent the aggregate grant date fair value of the restricted stock awards, performance-based restricted stock units or non-qualified stock options granted to each named executive officer. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant. For additional information, see Note 3 to our consolidated financial statements in our 2012 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares units of stock that have not vested ($) (3)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: market value or payout value of unearned shares, units or other rights that have not vested ($) (4)
Robert J. Saltiel	18,090	54,270	$37.41	12/9/2020
	0	72,964	$41.60	12/9/2021	—
					116,195	$5,281,063	63,198	$2,872,349

Total	18,090	128,234			116,195	$5,281,063	63,198	$2,872,349

Mark L. Mey	1,193	3,579	$37.41	12/9/2020
	0	26,628	$41.60	12/9/2021	—
					12,821	$582,714	33,405	$1,518,257

Total	1,193	30,207			12,821	$582,714	33,405	$1,518,257

Glen P. Kelley	8,600	0	$24.99	12/7/2016	—
	10,952	0	$44.75	12/6/2017	—
	10,725	3,575	$14.65	12/4/2018	—
	8,998	8,999	$35.69	12/3/2019	—
	4,385	13,155	$37.41	12/9/2020	—
	0	18,344	$41.60	12/9/2021	—
					22,277	$1,012,490	16,202	$736,381

Total	43,660	44,073			22,277	$1,012,490	16,202	$736,381

Arthur M. Polhamus	0	13,312	$41.60	12/9/2021
					10,333	$469,635	12,347	$561,171

Total	0	13,312			10,333	$469,635	12,347	$561,171

Barry M. Smith	5,100	0	$21.41	8/31/2016	—
	1,824	0	$44.75	12/6/2017
	5,250	1,750	$14.65	12/4/2018	—
	6,307	6,308	$35.69	12/3/2019	—
	3,196	9,588	$37.41	12/9/2020
	0	13,312	$41.60	12/9/2021	—
					16,005	$727,427	11,543	$524,629

Total	21,677	30,958			16,005	$727,427	11,543	$524,629

(1)	The non-qualified stock options were granted pursuant to our 2007 Plan with a term of 10 years, subject to earlier termination in certain events related to termination of employment. Each option entitles the option holder to purchase one share of common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. Twenty-five percent of such options become exercisable at the end of each of year one, two, three, and four, respectively, from the date of grant. Subject to certain conditions, the exercise price may be paid by delivery of shares of common stock owned by the option holder prior to the option exercise, and tax withholding obligations related to exercise may be paid by offset of underlying shares of common stock.

(2)	These restricted stock awards were made pursuant to our 2007 Plan and vest at the end of three years from the date of grant, subject to acceleration of vesting upon the occurrence of certain events related to termination of employment or change of control of the Company.
(3)	With respect to restricted stock awards, the amounts set forth in this column include the number of shares subject to such awards multiplied by the closing price of our common stock on September 30, 2012.
(4)	With respect to performance-based awards to Messrs. Saltiel and Mey, this column assumes that all performance criteria have been met and the full amount of the awards will vest. With respect to performance-based restricted stock units, the amount is based on the achievement of target level performance conditions of the awards. The amounts set forth include such number of shares multiplied by the closing price of our common stock on September 30, 2012.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2012

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
Robert J. Saltiel	0	$0	0	$0

Mark L. Mey	0	$0	0	$0

Glen P. Kelley	12,000	$340,116	6,700	$273,427

Arthur M. Polhamus	0	$0	0	$0

Barry M. Smith	0	$0	12,420	$518,534

(1)	Represents the difference between the sale price of our common stock at exercise and the exercise price of the options.
(2)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in Fiscal Year 2012 ($) (1)	Registrant contributions in Fiscal Year 2012 ($) (1)	Aggregate earnings in Fiscal Year 2012 ($) (2)	Aggregate withdrawals/ distributions	Aggregate balance at September 30, 2012 (1)
Robert J. Saltiel	$57,613	$115,225	$0	—	$357,449

Mark L. Mey	$188,038	$65,677	$34,696	—	$309,698

Glen P. Kelley	$0	$0	$25	—	$234,429

Arthur M. Polhamus	$68,215	$23,680	$13,998	—	$107,461

Barry M. Smith	$0	$0	$44,955	—	$244,110

(1)	Contributions were made to a Rabbi Trust under our Benefits Equalization Plan.
(2)	Amounts listed as zero reflect negative earnings in the amount of $11,995 for Mr. Saltiel.

Potential Payments Upon Termination or Change of Control

Executive Change of Control Agreements. A form of Executive Change of Control Agreement (the “Change of Control Agreement”) was adopted by the Board and entered into by each current executive officer of the Company in fiscal year 2012 in replacement of any employment, executive or other change of control agreement in effect at such time.

The Change of Control Agreement addresses the terms of executive employment and compensation in the event of a termination of employment due to a change of control of the Company. The agreement includes a three-year “evergreen” term in that the agreement automatically extends so as to cover a three-year period from any date then in effect until the Company has given notice to the executive that the term will no longer be so extended; provided that, prior to a change of control, the agreement will terminate if the executive’s employment is terminated for any reason. If a change of control occurs during the term of the Change of Control Agreement, the term will end on the later of the date that is two years after the change of control or the date the Company satisfies its obligations under the agreement.

Under the Change of Control Agreement, if the Company terminates the executive’s employment without “cause” or the executive terminates the executive’s employment for “good reason” (each as defined in the agreement) within 24 months after a change of control of the Company, the Company will be required to pay to the executive in a lump sum (i) prorated amounts of the executive’s accrued salary, bonus and vacation (the “Accrued Amounts”) and (ii) an amount equal to 2.0 times for Messrs. Kelley, Smith and Polhamus, 2.5 times in the case of Mr. Mey, or 3.0 times in the case of Mr. Saltiel, the sum of (a) the executive’s annual salary plus (b) the executive’s target annual bonus.

In addition, following such termination, the executive and the executive’s spouse and/or family, as applicable, will be entitled to continued participation in the Company’s welfare benefit plans, policies and programs for a period of 24 months (the “Welfare Continuation Benefit”) and any outstanding stock options held by the executive will remain exercisable for one year after termination; provided that in no event will any stock options remain exercisable later than the earlier of (i) the original expiration date of such stock options or (ii) the tenth anniversary of the original grant date for such stock options. If the executive’s employment is terminated due to disability within 24 months after a change of control of the Company, the Company will be required to pay to the executive the Accrued Amounts and provide the Welfare Continuation Benefit. If the executive’s employment is terminated due to death within 24 months after a change of control of the Company, the Company will be required to pay to the executive’s estate the Accrued Amounts and provide to executive’s spouse and/or family, as applicable, the Welfare Continuation Benefit. With respect to excise taxes on any parachute payment under the Change of Control Agreement, the agreement provides that the executive will be liable for such excise taxes; provided, however, that if reduction of the payments under the agreement to avoid excise taxes would result in a larger net after-tax payment to the executive, the payments under the agreement will be reduced.

Stock Awards. The terms of the 2007 Plan provide that awards granted under the 2007 Plan shall be immediately vested, fully earned and exercisable upon the occurrence of a change of control and any restriction period shall terminate immediately. The terms of performance-based restricted stock units provide that such awards will immediately vest at the target level of the awards and be fully earned and exercisable upon the occurrence of a change of control. Stock incentive awards made under our Amended and Restated 2001 Stock Incentive Plan are subject to similar provisions.

Benefit Equalization Plan. Each of the named executive officers participates in our Benefit Equalization Plan, which permits the executive to make tax deferred contributions, including with respect to amounts that exceed certain Code limits. In addition, we make matching contributions on the amount the executive defers equal to up to 200% of the first 5% of salary and bonus contributed by the executive in excess of the Code limits applicable to our Retirement Plan. Upon a change of control, all amounts deferred under the Benefit Equalization Plan become payable regardless of whether the executive terminates employment. Under the Benefit

Equalization Plan, a change of control is defined in accordance with Section 409A of the Code as a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

Salary Continuation Plan. All executive officers are covered under the Company’s Salary Continuation Plan, which provides that upon the death of an executive officer prior to age 70 while actively employed by the Company, a payment equal to 2.5 times annual salary or, in the event of death due to accidental causes, five times annual salary, will be payable to the executive’s beneficiary in 30 or 60 installments, respectively.

Potential Payments Table

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive’s employment had terminated on September 30, 2012, given the executive’s compensation as of such date and, if applicable, based on the closing price of our common stock on September 30, 2012. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Executive	Benefit	Change of Control without Termination (1)		Change of Control with Termination		Termination by Executive For Good Reason (2)		Retirement		Death or Disability (3)
Robert J. Saltiel	Salary Bonus Stock Awards (4) Option Awards (5)	$ $ $ $	0 0 8,153,412 721,092	$ $ $ $	2,109,018 2,109,018 8,153,412 721,092	$ $ $ $	2,109,018 2,109,018 8,153,412 721,092		— — — —	$ $ $ $	1,757,515 0 0 0

	TOTAL		$8,874,504		$13,092,540		$13,092,540		$0		$1,757,515

Mark L. Mey	Salary Bonus Stock Awards (4) Option Awards (5)	$ $ $ $	0 0 2,100,972 131,293	$ $ $ $	1,040,000 780,000 2,100,972 131,293	$ $ $ $	1,040,000 780,000 2,100,972 131,293		— — — —	$ $ $ $	1,040 000 0 0 0

	TOTAL		$2,232,265		$4,052,265		$4,052,265		$0		$1,040 000

Glen P. Kelley	Salary Bonus Stock Awards (4) Option Awards (5)	$ $ $ $	0 0 1,748,871 374,331	$ $ $ $	644,824 419,136 1,748,871 374,331	$ $ $ $	644,824 419,136 1,748,871 374,331	$ $ $ $	— — 337,512 —	$ $ $ $	806,030 0 0 0

	TOTAL		$2,123,201		$3,187,161		$3,187,161		$337,512		$806,030

Arthur M. Polhamus	Salary Bonus Stock Awards (4) Option Awards (5)	$ $ $ $	0 0 1,030,806 51,251	$ $ $ $	561,600 308,880 1,030,806 51,251	$ $ $ $	561,600 308,880 1,030,806 51,251		— — — —	$ $ $ $	702,000 0 0 0

	TOTAL		$1,082,057		$1,952,537		$1,952,537		$0		$702,000

Barry M. Smith	Salary Bonus Stock Awards (4) Option Awards (5)	$ $ $ $	0 0 1,252,057 243,805	$ $ $ $	525,020 288,761 1,252,057 243,805	$ $ $ $	525,020 288,761 1,252,057 243,805		— — — —	$ $ $ $	656,275 0 0 0

	TOTAL		$1,495,861		$2,309,642		$2,309,642		$0		$656,275

(1)	Upon a change of control, the terms of the 2007 Plan provide that all equity awards shall immediately vest and be fully earned and exercisable.
(2)	This column reflects amounts payable to an executive upon voluntary termination for good reason following a change of control.
(3)	Under the terms of the Salary Continuation Plan, upon death, each executive officer is entitled to 2.5 times annual salary or, if death is due to accidental causes, five times annual salary, payable to the executive’s beneficiary in 30 or 60 installments, respectively.
(4)	The amounts in these rows reflect the product of the closing price of our common stock as of September 30, 2012 and the number of stock awards for each executive that have not vested as of September 30, 2012.
(5)	The amounts in these rows assume full exercise of all options not exercisable as of September 30, 2012. The amounts reflect the product of such amount and the difference between the closing price of our common stock on September 30, 2012 and the applicable option exercise price.

PROPOSAL NO. 3

APPROVAL OF THE ATWOOD OCEANICS, INC. 2013 LONG-TERM INCENTIVE PLAN

Our Board of Directors has unanimously approved the Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan (the “Plan”), as set forth in Appendix A to this proxy statement. Among other things, the Plan will:

•	replace the Company’s shareholder-approved 2007 Incentive Plan (the “2007 Plan”); and

•

reserve 2,200,000 shares of common stock for issuance under the Plan plus any shares of common stock subject to outstanding awards under the 2007 Plan that are forfeited, terminated, expire unexercised, settled in cash or exchanged for awards that do not involve common stock.

As of December 1, 2012, there are 1,062,458 shares of common stock available for future grants under the 2007 Plan. This number of shares is insufficient to carry out the purposes of the 2007 Plan, which are substantially the same as the purposes of the Plan (as discussed below). If this proposal is adopted, the 2007 Plan will expire but continue to govern outstanding awards previously granted under it, no future equity awards will be granted under the 2007 Plan, and future equity awards will be granted under the Plan. If this proposal is not adopted, the Plan will not become effective, no awards will be granted under the Plan, and future equity awards will be granted under the 2007 Plan.

The Plan’s purposes are to (i) attract and retain persons of training, experience and ability to serve as employees of the Company and its subsidiaries and to serve as non-employee directors of the Company; (ii) encourage a sense of proprietorship of such persons and (iii) motivate and stimulate the active interest of such persons in the development, growth and financial success of the Company and its subsidiaries. The Board of Directors believes that the Plan is designed to achieve its objectives.

Summary of the Plan

The following summary of the Plan is qualified by reference to the full text thereof, which is attached as Appendix A to this proxy statement.

Shares of Common Stock Reserved

The aggregate number of shares of common stock that may be issued under the Plan with respect to awards may not exceed 2,200,000, plus any shares of common stock subject to outstanding awards under the 2007 Plan that are forfeited, terminated, expire unexercised, settled in cash or exchanged for awards that do not involve common stock. The proposed share limit is subject to adjustment for certain transactions affecting the common stock. Shares subject to awards under the Plan that are forfeited, terminated, expire unexercised, settled in cash or exchanged for awards that do not involve common stock will not count against this limit and can be re-granted under the Plan.

Eligibility for Participation

All employees of the Company and its subsidiaries and non-employee directors of the Company are eligible for awards under the Plan.

Administration

The Plan will be administered by the Compensation and Human Resources Committee of the Company’s Board of Directors or any other committee that may be designated by the Board of Directors (the “Committee”). The Committee will select the employees and directors who will receive awards, determine the type and terms of awards to be granted, and interpret and administer the Plan. Awards under the Plan may be granted in tandem with other compensation. The Committee may extend the exercisability, accelerate vesting or exercisability and waive restrictions in any manner that is compliant with the provisions of the Plan and is not adverse to the participant. However, without prior shareholder approval, options and stock appreciation rights granted under the Plan may not be re-priced or exchanged for a cash buyout or settlement with a lower exercise price, provided that in certain limited circumstances for capitalization changes, the number of awards may be equitably adjusted.

Terms, Conditions and Limitations of Employee Awards

Performance Objectives. The Committee may condition any award under the Plan on the achievement of one or more performance objectives. The term “performance objectives” means the objectives established by the Committee that are to be achieved with respect to an award, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department, adjacent business unit, geographic market or function within the Company or a subsidiary in which the person receiving the award is employed, or in individual or other terms, and which will relate to a period of time determined by the Committee. The Committee shall determine the performance objectives to be achieved and the length of time allowed to achieve any performance objectives.

The performance objectives intended to qualify under Section 162(m) of the Internal Revenue Code shall be with respect to one or more of the following: (a) average day rates; (b) cash flow; (c) client satisfaction; (d) contracted utilization; (e) debt to cash flow; (f) debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”); (g) debt to equity ratio; (h) dividend growth; (i) dividend maintenance; (j) earnings; (k) earnings per share; (l) EBITDA; (m) EBITDA to interest; (n) employee engagement; (o) enterprise value; (p) environmental performance; (q) fleet size and growth; (r) fleet valuation; (s) general and administrative expenses; (t) market capitalization; (u) net income; (v) operating income; (w) operational downtime or efficiency; (x) pre-tax income; (y) profit returns/margins; (z) project execution; (aa) relative stock price performance; (bb) return on assets; (cc) return on equity; (dd) return on invested capital; (ee) revenues; (ff) revenue backlog; (gg) rig contracting; (hh) rig margin; (ii) rig revenues; (jj) safety; (kk) stock price appreciation; and (ll) total stockholder return.

The Committee determines, at the time the award is granted, which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies. A performance objective may include multiple measuring levels, with the size of the performance award based on the level attained. A performance objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

Stock Options. Stock options granted to employees or directors are subject to such terms and conditions as may be established by the Committee, except that the option exercise price cannot be less than the fair market value per share of the common stock on the date of grant. Stock options granted to employees and directors may be in the form of nonqualified stock options. Stock options granted to employees may be in the form of incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code. No ISO may be exercised more than 10 years after the date of grant. Payment of the option exercise price may be by: (i) cash or check; (ii) transfer of shares of common stock already owned by the optionee, if permitted by the Committee; or, (iii) a “cashless broker exercise” procedure.

Performance Awards. The Committee may grant a performance award consisting of any type of award or combination of awards. A performance award is subject to the achievement of one or more performance objectives.

Performance Units. The Committee may grant an award in performance units. Performance units are units equivalent to an amount of cash as determined by the Committee and may consist of payments in cash, shares of common stock or a combination thereof, payable upon the achievement of specified performance goals.

Stock Award (Including Restricted Stock and Restricted Stock Units). The Committee may grant an award of common stock, which may be restricted stock, or an award that is denominated in units of common stock. With certain limited exceptions, the restriction period applicable to a stock award may not be less than three years from the date of grant.

Stock Appreciation Right. The Committee may grant an award that is in the form of a stock appreciation right (“SAR”). A SAR is the right to receive an amount of common stock or cash equal to the appreciation in value of a specified number of shares of common stock over a particular period of time. SARs are subject to such terms and conditions as may be established by the Committee, except that the SAR exercise price cannot be less than the fair market value per share of the common stock on the date of grant. A SAR may be granted in tandem with an option, and in such case, upon exercise of one such tandem award, the other tandem award shall automatically terminate.

Cash Award. The Committee may grant an award in cash.

Annual Award Limits. During any one calendar year, awards with respect to common stock to any employee participant are limited to (i) 500,000 shares with respect to options, SARs and stock awards (including performance awards payable in shares). During any one calendar year, no participant may receive an aggregate payment under cash awards, performance units or performance awards payable in cash in excess of $5,000,000.

Other Terms and Limitations

Transferability. Awards under the Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Committee may, in its discretion, permit a participant to transfer all or a portion of any award that is not an ISO to the participant’s “immediate family members” (as defined in the Plan), or a trust for the exclusive benefit of immediate family members or a partnership in which immediate family members and the participant are the only partners.

Deferral. The Committee, in its discretion, may permit participants to elect to defer payment of some or all types of awards or provide for the deferral of an award. Deferrals will only be permitted in compliance with Section 409A of the Internal Revenue Code.

Dividends and Interest. An award denominated in common stock or units of common stock may include dividends or dividend equivalent rights. The Committee may also establish rules for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in common stock or units of common stock. No outstanding option has been granted with a dividend equivalent right.

Adjustments to Awards Following Grant. The Committee may provide for adjustment of awards following grant under the Plan in limited circumstances. In the event of any common stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of common stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee may adjust the number, price, award limitations and/or shares covered by an award to prevent diminution or enlargement of the benefits or potential benefits intended under the Plan.

In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to (i) issue or assume awards; (ii) accelerate the vesting and exercisability of, or lapse of restrictions or cancellation thereof with respect to awards and (iii) cancel and terminate unexercised awards in exchange for cash in an amount determined to be the fair market value of such awards. The Committee may amend any stock-based award to reflect a change in accounting rules, and may amend any award that is not intended to meet the requirements of Section 162(m) of the Internal Revenue Code for a significant event to reflect the original intent of the award.

Award Exercise. A participant must pay the exercise price of an award in cash at the time of exercise, unless the Committee permits the exercise price to be paid in the form of shares of common stock or by surrendering all or part of that award or another award.

Tax Withholding. The Plan permits the Committee to allow a participant, upon exercise, payment or vesting of an award, to satisfy any applicable tax withholding requirements in the form of shares of common stock, including shares issuable upon exercise, payment or vesting of such award.

Change of Control and Termination of Employment or Service. Upon a “change of control” of the Company (as defined in the Plan) or upon the termination of a participant’s employment or service with the Company, awards will be treated as provided in the applicable award agreements. In the absence of an agreement with a participant addressing “golden parachute” excise taxes, certain payments payable to the participant, whether under the Plan or otherwise (as listed in the Plan), will be limited so as to avoid the impact of the golden parachute excise tax.

Amendment and Termination. The Board of Directors may amend, alter or discontinue the Plan, except that no amendment or alteration that would impair the rights of a holder of any award shall be made without the holder’s consent, and no amendment or alteration shall be effective prior to approval by the shareholders to the extent the Board of Directors determines such approval is required by applicable laws, regulations or exchange requirements.

Federal Income Tax Consequences

Options

The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be short-term or long-term capital gain or loss.

The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the requirements in the Internal Revenue Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. The statutory holding period lasts until the later of two years from the date the option is granted or one year from the date the common stock is transferred to the participant pursuant to the exercise of the option.

If the statutory holding period requirements for an ISO are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of: (i) the fair market value of the common stock on the date of exercise minus the option price; or, (ii) the amount realized on disposition minus the option price. Any gain in excess of that amount is capital gain, while any loss recognized will be a capital loss.

For nonqualified options, the Company is generally entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

Restricted Stock and Stock Awards

A participant acquiring a restricted stock award or other stock award will generally recognize ordinary income equal to the fair market value of the shares on the vesting date, less any amount paid, if any, by the participant. Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. With a Section 83(b) election, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss. The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from restricted stock or stock awards under the Plan.

Stock Appreciation Rights and Restricted Stock Units

Generally, a participant will not recognize any taxable income upon the award of SARs or restricted stock units. At the time the participant receives the payment for the SAR or restricted stock units, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable compensation to the participant taxed as ordinary income. The Company or one of its subsidiaries will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from SARs or restricted stock units under the Plan.

Performance Awards

A participant will generally not recognize any taxable income upon the grant of performance awards or performance units. Upon settlement of such awards, participants normally will recognize ordinary income in the year of receipt equal to the amount of cash and the fair market value of any common stock received. The Company or one of its subsidiaries will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from performance awards or performance units under the Plan.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the company’s principal executive officer or any of the company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer), to the extent the compensation is not performance-based. The Company has structured the Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, it is seeking shareholder approval of the Plan and the material terms of the related performance goals.

The exercisability of an option or SAR, the elimination of restrictions on restricted stock or restricted stock units, or the payment of stock awards or performance awards may be accelerated as a result of a change of control. If any of the foregoing occurs, and the total parachute payments to the participant are not sufficiently reduced under terms of the Plan, an excess parachute payment under the Internal Revenue Code could result, triggering a 20% excise tax (in addition to income tax otherwise owed) payable by the participant. The Company will not be entitled to a deduction for that portion of any “parachute payment” that is subject to the excise tax.

Section 409A of the Internal Revenue Code of 1986

Section 409A to the Internal Revenue Code generally provides that any deferred compensation arrangement that does not meet specific requirements regarding the timing of payouts, advance election of deferrals and restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax on the participant.

In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to the performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the Plan. The Company intends that any awards granted under the Plan satisfy the requirements of Section 409A to avoid the imposition of the excise tax thereunder.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND THE COMPANY RECOMMENDS THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR ADVICE. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

As of the date of the 2013 Annual Meeting, no awards will have been granted under the Plan. Subject to shareholder approval of the Plan, the allocation of awards in 2013 under the Plan is not currently determinable because awards will be made in accordance with future decisions of the Committee following the general guidelines of the Plan. For a description of the awards granted during fiscal year 2012 to named executive officers under the 2007 Plan, see “Grants of Plan-Based Awards During Fiscal Year 2012” in this proxy statement.

Vote Required

Approval of the 2013 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy who are entitled to vote, and who voted for or against the proposal, at a meeting at which a quorum is present; provided that the total votes cast on the proposal represent a majority of the shares of common stock entitled to vote on the proposal. Abstentions and broker non-votes will have no effect on the approval of our 2013 Long-Term Incentive Plan, except that abstentions will count as a vote cast with respect to the requirement that total votes cast represent a majority of the shares of common stock entitled to vote.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the proposal to approve the Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan.

PROPOSAL NO. 4

APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF FORMATION

General

On December 7, 2012, subject to obtaining the requisite approval from our shareholders at the Annual Meeting, our Board of Directors approved, upon the recommendation of the Nominating and Corporate Governance Committee, the proposed Amended and Restated Certificate of Formation, which amends our current Amended and Restated Certificate of Formation to, among other things, provide that the number of directors constituting our Board of Directors be as determined from time to time by a majority of the Board of Directors. The amendment and restatement also effects a change to our registered agent and other ministerial changes. The text of the proposed Amended and Restated Certificate of Formation is attached to this proxy statement as Appendix B.

Our Amended and Restated Certificate of Formation currently provides that our Board of Directors is fixed at seven members. If the proposed Amended and Restated Certificate of Formation is approved, the Board of Directors will have the ability to increase or decrease the number of directors by a majority vote. A majority of the directors then in office would have the power to elect individuals to fill any additional seats prior to the next annual meeting of shareholders.

If this Proposal No. 4 is approved by our shareholders, the proposed Amended and Restated Certificate of Formation would become effective upon the filing with the Secretary of State of Texas, which filing is expected to take place shortly after our shareholders approve the amendment and restatement.

Reasons for the Proposed Amendment and Potential Anti-Takeover Effects

The Board of Directors has determined that it would be advantageous to the Company for the Board of Directors to have flexibility to increase or decrease the size of the board, instead of requiring the size of the Board of Directors to always be set at seven. In addition, the proposed amendment would also allow the Board of Directors to enhance the ability to add directors with different areas of experience, expertise, diversity, knowledge and other factors that may fill a need on the Board of Directors. The ability to appoint and/or nominate more than seven members of the Board of Directors may also facilitate succession planning. In addition, the proposed amendment provides the Board of Directors with the flexibility to function with fewer members if so determined.

In recommending the proposed Amended and Restated Certificate of Formation, the Board of Directors was not motivated to implement an anti-takeover mechanism and has no plans or proposals to adopt any other provisions or enter into any arrangements that may have material anti-takeover consequences. In this context, it should be noted that all directors of the Company are elected annually, and the Board of Directors is not divided into multiple classes. However, if dissident shareholders were in the future to elect one or more directors, the Board of Directors could dilute the impact of those directors by increasing the size of the sitting Board of Directors and appointing additional directors that it selects to fill those newly-created vacancies. Accordingly, the proposed amendments could discourage the acquisition of control of the Company by means of a tender offer or proxy contest, or may otherwise reduce the ability of dissident shareholders to influence the Company’s affairs by obtaining representation on the Board of Directors.

Vote Required

The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote is required for approval of the proposed Amended and Restated Certificate of Formation. Abstentions and broker non-votes will count as votes “AGAINST” the approval of the amendment and restatement.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of the proposed Amended and Restated Certificate of Formation which eliminates the fixed number of director positions.

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT AUDITORS

General

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP to serve as our independent auditors for fiscal year 2013. Although it is not required to do so, our Board of Directors wishes to submit the selection of PricewaterhouseCoopers LLP for ratification by our shareholders at the Annual Meeting. Even if this selection is ratified by shareholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of our shareholders. If our shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its selection. PricewaterhouseCoopers LLP will have representatives present at the shareholders’ meeting who will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy who are entitled to vote, and who voted for or against the proposal, at a meeting at which a quorum is present. Abstentions and broker non-votes will have no effect the outcome of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

Management is primarily responsible for the Company’s financial statements and the reporting process, including the systems of internal controls. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on those statements and the Company’s effectiveness of internal control over financial reporting. As the Audit Committee, we oversee the financial reporting process and internal control system on behalf of the Board of Directors. The Audit Committee met in person four times, with an additional five conference call meetings, during fiscal year 2012 for a total of nine meetings. At various times during the 2012 fiscal year, the Audit Committee met with PricewaterhouseCoopers LLP and the internal auditors, with and without management present.

In the course of fulfilling our oversight responsibilities, we reviewed and discussed the audited financial statements, as well as Management’s Discussion and Analysis, included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, with management and PricewaterhouseCoopers LLP.

This review included a discussion of, among others:

•	All critical accounting policies followed by the Company;

•

The reasonableness of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the quality of the Company’s accounting principles;

•	The integrity and effectiveness of the Company’s disclosure controls;

•	The clarity and completeness of financial disclosures;

•	The adequacy of internal controls that could significantly affect the Company’s financial statements;

•	Items that could be accounted for using alternative treatments within GAAP;

•

Any significant deficiencies in internal control over financial reporting raised by PricewaterhouseCoopers LLP during its audit of the Company’s financial statements and internal control over financial reporting; and

•	The potential effects of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company’s financial statements.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s 2012 Form 10-K.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Rule 3200T, Interim Auditing Standards Section 380, Communications With Audit Committees, as modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed audit and non-audit fees paid to PricewaterhouseCoopers LLP during 2012, including those pre-approved pursuant to the Company’s policy and in compliance with PCAOB Rule 3524. We reviewed and approved the Company’s policies regarding the provision of non-audit services by PricewaterhouseCoopers LLP to the Company and the hiring of employees of PricewaterhouseCoopers LLP by the Company.

We reviewed the independence of PricewaterhouseCoopers LLP from the Company and its management. This review included receipt and review of independence communications from PricewaterhouseCoopers LLP required by the PCAOB’s Rule 3526.

As the Audit Committee, we approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. In connection with that approval, we

•	reviewed the scope of an overall plan for the annual audit for 2013;

•	approved an estimate of audit related fees to be provided by PricewaterhouseCoopers LLP; and

•	considered PricewaterhouseCoopers LLP’s description of their quality control procedures.

Additionally, we

•	reviewed and approved the scope of the internal audit plan for 2013;

•	reviewed the adequacy of certain financial policies;

•	reviewed and discussed the results of meetings of the Company’s Disclosure Committee;

•	on a quarterly basis, reviewed the Company’s financial results prior to their public issuance;

•	reviewed the Company’s compliance with certain legal and regulatory requirements;

•	reviewed the performance of the internal audit function;

•	reviewed significant legal developments as described by management of the Company; and

•	reviewed all complaints in accordance with the Company’s Whistleblower Policy.

Audit Committee:

Deborah A. Beck

George S. Dotson

Jack E. Golden

James R. Montague

Phil D. Wedemeyer, Chair

January 7, 2013

AUDIT FIRM FEE SUMMARY

During fiscal years 2012 and 2011, PricewaterhouseCoopers LLP was our independent registered public accounting firm, and it provided services in the following categories and amounts.

	Fiscal Year
	2012	2011
Audit Fees (1)	$1,174,478	$945,464
Audit-Related Fees	$0	$0
Tax Fees (2)	$944,287	$1,341,712
All Other Fees (3)	$49,800	$6,150

Total	$2,168,565	$2,293,326

(1)	Amounts include fees for professional services rendered for the audit of the consolidated financial statements and audit of internal control over financial reporting of the Company, as well as statutory audit fees. Amounts for 2012 also include fees related to a comfort letter.
(2)	Amount relates to tax compliance, business planning and restructuring services connected with our foreign locations. Amounts for 2011 also include $182,000 in reimbursable expenses for services billed but not performed by PricewaterhouseCoopers LLP.
(3)	Amount includes fees related to a system pre-implementation review and software licensing fees.

The Audit Committee approves the engagement of our independent registered public accounting firm to render audit or non-audit services prior to the engagement based upon a proposal by such firm and an estimate of fees and expected scope of engagement.

EQUITY COMPENSATION PLANS

The table below provides information relating to our equity compensation plans as of September 30, 2012, all of which have been approved by our shareholders:

Number of shares of common stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of common stock available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options)		Weighted-average remaining term of outstanding options
1,442,975	$29.74	1,048,399	(1)	6.1 years

(1)	As of December 1, 2012, there were 689,385 unvested awards of shares of restricted stock and performance-based restricted stock units outstanding. Upon approval of the Plan under Proposal No. 3, no future equity awards will be granted under the 2007 Plan.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such persons are required to furnish us with copies of all Section 16(a) reports or forms they file.

Based solely on our review of the copies of such forms we have received, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, we believe that, during the period from October 1, 2011 through September 30, 2012, all filing requirements applicable to our officers, directors and shareholders owning greater than 10% of our outstanding common stock were complied with except as follows: in June 2012, Mr. Dotson missed reporting sales of 400 shares of common stock held in Uniform Transfers to Minors Accounts for which Mr. Dotson acted as custodian within the two business days allowed for Form 4 filings under SEC rules.

Shareholder Proposals

Shareholder Proposals in the Proxy Statement. Proposals from our shareholders intended to be included in our proxy statement for the 2014 Annual Meeting of Shareholders must be received at our principal executive offices (directed to our Corporate Secretary at the address indicated on the first page of this proxy statement) no later than September 9, 2013 and must comply with the requirements of the proxy rules promulgated by the SEC in order to be included in the proxy statement and form of proxy related to that meeting.

Shareholder Proposals and Nominations for Directors to be Presented at Annual Meeting. Our By-laws permit shareholders to propose business to be considered or to nominate directors for election by the shareholders at our annual meeting. To propose business or to nominate a director, the shareholder must deliver a notice to the Corporate Secretary not earlier than October 17, 2013 and not later than November 16, 2013 and must comply with the advance notice requirements set forth in our By-laws and with the requirements of the proxy rules promulgated by the SEC. A copy of our By-laws may be found on our website at www.atwd.com under “Investor Information—Corporate Governance.” and is available upon request to the Corporate Secretary, Atwood Oceanics, Inc., P.O. Box 218350, Houston, Texas 77218.

Other Matters

Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies under discretionary authority therein in accordance with their judgment on such matters.

Your vote is very important. It is important that your shares be represented. Regardless of whether you plan to attend the meeting in person, please take a moment now to vote your proxy over the Internet, by telephone, or by completing and signing the form of proxy and promptly returning it in the envelope provided. We will provide, without charge, upon written request of any shareholder, a copy of our 2012 Annual Report to Shareholders, including consolidated financial statements and financial statement schedules. Please direct such request to the Corporate Secretary, Atwood Oceanics, Inc., P.O. Box 218350, Houston, Texas 77218, 281-749-7800.

Walter A. Baker

Vice President, General Counsel

and Corporate Secretary

Houston, Texas

January 7, 2013

APPENDIX A

ATWOOD OCEANICS, INC.

2013 LONG-TERM INCENTIVE PLAN

1. Objectives. This Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan (the “Plan”) is intended to create incentives to attract and retain persons of training, experience and ability to serve as employees of Atwood Oceanics, Inc., a Texas corporation (the “Company”), and its Subsidiaries and as nonemployee directors of the Company, to encourage the sense of proprietorship of such persons and to motivate and stimulate the active interest of such persons in the development, growth and financial success of the Company and its Subsidiaries

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“2007 Plan” means the Atwood Oceanics, Inc. Amended and Restated 2007 Long-Term Incentive Plan.

“Award” means an Employee Award or a Director Award.

“Award Agreement” means an agreement between the Company and a Participant, or a notice from the Company to the Participant, in such form as is deemed acceptable by the Committee that sets forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award payable in cash.

“Change of Control” means each of the following:

(a) The acquisition after the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) The consummation of a reorganization, share exchange, merger (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and

Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Human Resources Committee of the Board or any other committee as may be designated by the Board.

“Common Stock” means the common stock, par value $1.00 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 11.

“Company” means Atwood Oceanics, Inc., a Texas corporation.

“Director” means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.

“Director Award” means any Option (other than an ISO), Performance Award, Cash Award, Stock Award or Stock Appreciation Right, whether granted singly, in combination or in tandem, to a Participant who is a Director pursuant to any applicable terms, conditions and limitations as the Board may establish in order to fulfill the objectives of the Plan.

“Employee” means an individual employed by the Company or any Subsidiary.

“Employee Award” means any Option, Performance Award, Cash Award, Stock Award or Stock Appreciation Right, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Exercise Price” means the price at which the Option Shares may be purchased or SARs may be exercised under the terms of the Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the Common Stock is not so listed or quoted, the mean between dealer “bid” and “ask” prices on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system; or (c) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.

“Grant Date” means the date specified in the Award Agreement on which an Award will become effective.

“ISO” means an incentive stock option within the meaning of Code Section 422.

“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.

“Option Shares” means the shares of Common Stock covered by a particular Option.

“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.

“Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, adjacent business unit, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Code Section 162(m) shall be with respect to one or more of the following: (a) average day rates; (b) cash flow; (c) client satisfaction; (d) contracted utilization; (e) debt to cash flow; (f) debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”); (g) debt to equity ratio; (h) dividend growth; (i) dividend maintenance; (j) earnings; (k) earnings per share; (l) EBITDA; (m) EBITDA to interest; (n) employee engagement; (o) enterprise value;

(p) environmental performance; (q) fleet size and growth; (r) fleet valuation; (s) general and administrative expenses; (t) market capitalization; (u) net income; (v) operating income; (w) operational downtime or efficiency; (x) pre-tax income; (y) profit returns/margins; (z) project execution; (aa) relative stock price performance; (bb) return on assets; (cc) return on equity; (dd) return on invested capital; (ee) revenues; (ff) revenue backlog; (gg) rig contracting; (hh) rig margin; (ii) rig revenues; (jj) safety; (kk) stock price appreciation; and (ll) total stockholder return.

The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective may include multiple measuring levels, including but not limited to, threshold, target, stretch and maximum levels of performance with the size of the Performance Award based on the level attained of performance. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

“Performance Unit” means a unit equivalent to an amount of cash as determined by the Committee.

“Plan” means the Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restriction Period” means the period of time beginning on the Grant Date of a Stock Award and ending on the date on which the Common Stock subject to that Stock Award is no longer restricted as to its transfer or subject to forfeiture provisions.

“Stock Appreciation Rights” or “SARs” means the right to receive an amount of cash or Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.

“Stock Award” means an Award denominated in or payable in shares of Common Stock, which may be Restricted Stock.

“Subsidiary” means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).

3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards.

This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.

The Committee may, in its discretion, in whole or in part of an Employee Award, extend the exercisability, accelerate the vesting or exercisability, eliminate or make less restrictive any restrictions, waive any restriction or other provision of an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (a) not adverse to the Participant to whom such Employee Award was granted or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and SARs issued under the Plan will not be repriced, replaced or regranted through cancellation, decrease in the Exercise Price or exchanged for a cash buyout or settlement, except as provided by the adjustment provisions of Section 11.

No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

4. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and may be required to be accepted in such manner as is deemed acceptable by the Committee by the Participant and by the appropriate officer for and on behalf of the Company.

5. Shares of Common Stock Reserved for this Plan.

(a) Subject to adjustment as provided in Section 11 hereof, a total of 2,200,000 shares of Common Stock plus any shares subject to outstanding awards under the 2007 Plan that are forfeited, terminated, expire unexercised, settled in cash, or exchanged for Awards that do not involve Common Stock, shall be reserved for issuance upon the exercise or payment of Awards granted pursuant to this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b) The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan.

(c) Awards under the Plan that are forfeited, terminated, expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant, are settled in cash or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for the granting of Awards under this Plan. Notwithstanding the foregoing, (a) the number of shares of Common Stock available for the granting of Awards shall be reduced by the total number of Options or SARs exercised and (b) shares of Common Stock that are tendered, surrendered or withheld from an Award in payment of an Exercise Price or tax withholding obligations shall not again become available for the granting of Awards under this Plan.

(d) The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.

6. Awards.

(a) Options. An Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

(i) Incentive Stock Options. Options granted to Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

(ii) Nonqualified Stock Options. Options granted to Employees or Directors may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.

(b) Performance Award. An Award may be in the form of a Performance Award, such as a Performance Unit or any other Award hereunder that is subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.

(c) Stock Award (including Restricted Stock and Restricted Stock Units). An Award may consist of Common Stock or may be denominated in units of Common Stock. A Stock Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (i) the Restriction Period may lapse in equal annual installments, (ii) with respect to a Stock Award that is a Performance Award, the minimum Restriction Period shall be one year from the Grant Date, (iii) a Stock Award may provide for accelerated vesting and lapse of restrictions in the event of a Change of Control or a Participant’s termination of service due to death, disability or retirement, and (iv) the minimum three-year Restriction Period shall not apply to (A) a Stock Award that is granted in lieu of salary or bonus (provided that the Participant is given the opportunity to accept cash in lieu of such Stock Award) or (B) up to an aggregate of 5% of the total shares of Common Stock authorized to be issued under the Plan pursuant to Section 5 hereof. All other terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.

(d) Stock Appreciation Right. An Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee; provided, however, that the Exercise Price specified by the Committee in the Award Agreement or otherwise shall not be less than the Fair Market Value of the Common Stock at the Grant Date. An Award of SARs may be granted in tandem with an Option, in which event the Participant has the right to elect to exercise either the Option or the SAR, but not both, and upon exercise of one such tandem Award, the other tandem Award is automatically terminated.

(e) Cash Award. An Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.

(f) Employee Award Limits. The following limitations shall apply to any Employee Award made hereunder:

(i) Notwithstanding anything herein to the contrary, no Employee may be granted, during any one calendar year period, Awards covering more than 500,000 shares of Common Stock.

(ii) Notwithstanding anything herein to the contrary, no Employee may receive, during any one calendar year period, an aggregate payment under Cash Awards or Performance Awards payable in cash in excess of $5,000,000.

7. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or by transfer of Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.

(c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant who has been granted an Award may be offered an election to substitute an Award for another Award or Awards of the same or different type, subject to the overall limits expressed in this Plan; provided, however, that except as provided in Section 3, in no event may the Exercise Price of an outstanding Option or SAR be reduced by modification, substitution or any method, nor exchanged for a cash buyout or settlement (except as permitted in Section 11), without the prior approval of the Company’s stockholders.

(e) No Fractional Shares. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions or for the settlement of fractions in cash.

8. Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

9. Change of Control; Termination of Employment or Service. Upon the occurrence of a Change of Control or upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award.

10. Assignability. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 10 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners.

Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

11. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards in Section 6(f) hereof and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of any Awards and the cancellation thereof and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Exercise Price of such Award.

(d) The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Code Section 162(m) to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

12. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required.

13. Amendments or Termination. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.

14. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any securities exchange or transaction reporting system upon which the Common Stock is then listed.

15. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16. Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar. The order of such limitation, to the extent necessary, shall be: (a) severance payments; (b) cash payments outside of the Plan; and (c) unvested Performance Awards, in order that this limitation not be exceeded. For purposes of this Section 16, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 16 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

17. Code Section 409A Compliance. The Committee intends that any Awards under the Plan be exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of excise taxes thereunder. If any provision of the Plan or an Award Agreement under the Plan would result in the imposition of an excise tax under Section 409A, that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair the rights of any Participant under the Plan or an Award Agreement under the Plan.

18. Indemnification. The Company shall indemnify and hold harmless any member of the Board or the Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

19. Right to Employment or Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant’s employment or service at any time.

20. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

21. Effective Date of Plan. This Plan shall be effective as of the 2013 annual meeting of the stockholders of the Company on February 14, 2013, subject to approval of the Plan at such meeting by the Company’s stockholders. If the stockholders of the Company should fail to so approve the Plan at that time, the Plan shall not become effective, and any grants of awards authorized under the Plan shall be null and void.

Attested to by the Secretary of Atwood Oceanics, Inc., as adopted by the Board of Directors as of December 7, 2013.

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

ATWOOD OCEANICS, INC.

ARTICLE I.

The name of the corporation is Atwood Oceanics, Inc. (the “Corporation”).

ARTICLE II.

The Corporation is a for-profit corporation.

ARTICLE III.

The purpose or purposes for which the Corporation is organized are:

The transaction of any or all lawful business for which for-profit corporations may be incorporated under the Texas Business Organizations Code (the “TBOC”).

To do everything necessary, proper, advisable or convenient for the accomplishment or furtherance of such purposes, provided the same not be prohibited by the laws of the State of Texas.

ARTICLE IV.

A. AUTHORIZED AMOUNT OF CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is ninety-one million (91,000,000) shares of capital stock, of which ninety million (90,000,000) shares shall be common stock (the “Common Shares”) each with a par value of $1.00 per share, and of which one million (1,000,000) shares, each without par value, shall be preferred stock (the “Preferred Shares”).

B. PREFERRED SHARES

Section 1. General. Preferred Shares authorized by this Amended and Restated Certificate of Formation (this “Certificate of Formation”) may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized from time to time to divide all or any part of the Preferred Shares, other than any already designated series of Preferred Shares, in series thereof and to fix and determine variations, if any, between any series so established as to dividend rates, conversion rights, rights and terms of redemption including sinking fund provisions, the redemption price or prices, the liquidation preferences, the conversion privileges, and the voting rights of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them. The provisions of Sections 2 to 6 of this Article IV, Part B shall apply to all Preferred Shares except to the extent any designation shall otherwise provide, and in such event, the designation shall govern to the extent of any inconsistency.

Section 2. Preferred Dividends. The holders of all Preferred Shares, regardless of series, at the time outstanding shall be entitled to receive, when and as declared to be payable by the Board of Directors, out of any funds legally available for the payment thereof, dividends at the rate theretofore fixed by the Board of Directors for each series of such Preferred Shares that have theretofore been established, and no more, on dates theretofore fixed by the Board of Directors for each series of such Preferred Shares.

Section 3. Dividends Other Than Preferred Dividends. After adequate provision has been made for payment of full dividends on all Preferred Shares then outstanding for all past dividend periods and for the current dividend period, the Board of Directors may declare such further dividends as are permitted by law, and the Board of Directors shall have the absolute discretion in fixing the fashion in which holders of Preferred Shares and holders of Common Shares shall participate in such further dividends, with provision being made for one class participating more fully than the other or to the total exclusion of the other.

Section 4. Cumulativeness of Preferred Dividends. Dividends on all Preferred Shares, regardless of series, shall be cumulative. No dividends shall be declared on any shares of any series of Preferred Shares for any dividend period unless all dividends accumulated for all prior dividend periods shall have been declared or shall then be declared at the same time upon all Preferred Shares then outstanding. No dividends shall be declared on any shares of any series of Preferred Shares unless a dividend for the same period shall be declared at the same time upon all Preferred Shares outstanding at the time of such declaration in like proportion to the dividend rate then declared. No dividends shall be declared or paid on the Common Shares unless full dividends on all the Preferred Shares then outstanding for all past dividend periods and for the current dividend period shall have been declared and the Corporation shall have paid such dividends or shall have set apart a sum sufficient for the payment thereof.

Section 5. Preference on Liquidation. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Shares shall be entitled to receive the amount fixed for such purpose in the resolution or resolutions of the Board of Directors establishing the respective series of Preferred Shares that might then be outstanding, together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefore in the aforesaid resolution or resolutions. After such payment to such holders of Preferred Shares, the remaining assets and funds of the Corporation shall be distributed pro rata among the holders of the Common Shares. A consolidation, merger or other reorganization of the Corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation shall not be considered a dissolution, liquidation, or winding up of the Corporation within the meaning of these provisions.

Section 6. Redemption Privileges of the Corporation. The whole or any part of the outstanding Preferred shares or the whole or any part of any series thereof may be called for redemption and redeemed at any time at the option of the Corporation, exercisable by the Board of Directors upon thirty (30) days’ notice by mail to the holders of such shares as are to be redeemed, by paying therefore in cash the redemption price fixed for such shares in the resolution or resolutions of the Board of Directors establishing the respective series of which the shares to be redeemed are a part, together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefore in the aforesaid resolution or resolutions to the date fixed for such redemption. The Corporation may redeem the whole or any part of the shares of any series, or of several series, without redeeming the whole or any part of the shares of any other series; provided, however, that if at any time less than the whole of the Preferred Shares of any particular series then outstanding shall be called for redemption, the Preferred Shares to be redeemed shall be determined by lot or by such other equitable method as may be determined by the Board of Directors. If on the redemption date specified in any such notice funds necessary for such redemption shall have been set aside by the Corporation, separate and apart of its other funds, in trust for the pro rata benefit of the holders of the Preferred Shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue from and after the date so fixed, and all rights of shareholders of Preferred Shares so called for redemption shall, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price thereof, but without interest; and if, before the redemption date specified in any notice of the redemption of any Preferred Shares the Corporation shall deposit with a bank or trust company in the City of Houston, Texas, having a capital and surplus of at least $10,000,000 according to its last published statement of condition, in trust to be applied to the redemption of the Preferred Shares so called for redemption, the funds necessary for such redemption, then, from and after the date of such deposit, the shares so called for redemption shall no longer be deemed to be outstanding and all rights of the holders of the shares so called for redemption shall cease and terminate, excepting only the right of holders thereof to receive the redemption price thereof, without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of shares which shall have been called for redemption shall not, within five years after the making of such deposit, claim the amount deposited with respect to the redemption of such shares, the bank or trust company in which such deposit was made shall be relieved of all responsibility in respect thereof to such holder. Preferred Shares which are redeemed shall be cancelled and shall not be reissued.

ARTICLE V.

The street address of the registered office of the Corporation is 350 North St. Paul St., Ste. 2900, Dallas, TX 75201, and the name of the registered agent at such address is CT Corporation System.

ARTICLE VI.

The number of directors of the Corporation that shall constitute the Board of Directors shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Whole Board (as defined below), subject to such rights of holders of shares of an outstanding series of Preferred Shares to elect one or more directors pursuant to any provisions established by the Board of Directors with respect to such series pursuant to Article IV, Part B of this Certificate of Formation. Each director shall serve for a term ending on the first annual meeting of shareholders following such director’s election or appointment and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. For purposes hereof, the term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

The number of directors constituting the board of directors on the date hereof is seven (7), and the names of each person who is serving as a director on the date hereof are as follows: Deborah A. Beck, George S. Dotson, Jack E. Golden, Hams Helmerich, James R. Montague, Robert J. Saltiel and Phil D. Wedemeyer. Each such director is located at the following address: 15835 Park Ten Place Drive, Houston, Texas 77084.

ARTICLE VII.

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability for (i) a breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

If the TBOC is amended after approval by the shareholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII.

The right to cumulate votes in the election of directors by any shareholder of the Corporation is hereby expressly authorized.

DATED:                     , 2013

ATWOOD OCEANICS, INC.

By:
Name:
Title:

PROXY

ATWOOD OCEANICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

FEBRUARY 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark L. Mey and Walter A. Baker, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, of Atwood Oceanics, Inc., held of record by the undersigned as of the close of business on December 18, 2012, at the Annual Meeting of Shareholders to be held on February 14, 2013 or any adjournment or postponement thereof.

1.	To elect the following director nominees:

DEBORAH A. BECK	HANS HELMERICH	PHIL D. WEDEMEYER
GEORGE S. DOTSON	JAMES R. MONTAGUE
JACK E. GOLDEN	ROBERT J. SALTIEL

☐ FOR all nominees listed	☐ WITHHOLD authority to vote for all nominees listed	☐ FOR all except

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR all except” and write the name(s) of the nominee(s) on the line below.)

2.	To approve, by a non-binding, advisory vote, the compensation paid by the Company to its named executive officers:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve our 2013 Long-Term Incentive Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the amendment and restatement of the Company’s Certificate of Formation which, among other things, removes the requirement that our Board of Directors be fixed at seven members:

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2013:

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

(see reverse side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 14, 2013.

A COPY OF THE PROXY STATEMENT, THIS FORM OF PROXY, AND THE ATWOOD OCEANICS, INC. 2012 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT www.proxyvote.com.

If no direction is made, the Proxy will be voted “FOR” the election of all Directors, “FOR” approval of the compensation paid to the Company’s named executive officers, “FOR” the approval of the Company’s 2013 Long-Term Incentive Plan, “FOR” the approval of the amendment and restatement of the Company’s Certificate of Formation, and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

Please sign exactly as name appears hereon.

, 2013
DATED	SIGNATURE

SIGNATURE IF JOINTLY HELD

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please note any change in your address alongside the address as it appears in the proxy.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.